Exhibit 10.8
SERVICER ADVANCE RECEIVABLES FACTORING AGREEMENT
GMAC MORTGAGE, LLC
and
RESIDENTIAL FUNDING COMPANY, LLC
(Sellers)
and
GMAC COMMERCIAL FINANCE LLC
(Purchaser)
Dated as of June 17, 2008

TABLE OF CONTENTS

		Page
Section 1.	Definitions.	1
Section 2.	Purchase and Sale, Settlement, Collections.	15
Section 3.	Conditions Precedent.	22
Section 4.	Sellers as Purchaser’s Agents and Appointment of Purchaser as Attorney-in-Fact.	24
Section 5.	Representations, Warranties and Certain Covenants of Sellers.	24
Section 6.	Specific Remedies Upon Breach of Representations, Warranties and Covenants Concerning the Receivables.	29
Section 7.	General Covenants of Sellers.	30
Section 8.	Termination Events; Purchase Suspension; Purchase Termination.	32
Section 9.	Grant Clause.	34
Section 10.	Miscellaneous.	35

Schedule 1	Schedule of Designated Servicing Agreements
Schedule 2	Schedule of Accounts — Seller Account and Purchaser Remittance Account
Schedule 3	Reporting Schedule
Schedule 4	Closing Checklist Schedule
Schedule 5	Post-Closing Undertakings Schedule

Exhibit A	Form of Assignment of Purchased Receivables
Exhibit B	Form of Release Agreement
Exhibit C	Form of Trustee Notice
(i)

SERVICER ADVANCE RECEIVABLES FACTORING AGREEMENT
     This SERVICER ADVANCE RECEIVABLES FACTORING AGREEMENT (this “Agreement”) is made as of June 17, 2008, by and among GMAC MORTGAGE, LLC, a Delaware limited liability company (together with any successors, “GMAC Mortgage”), RESIDENTIAL FUNDING COMPANY, LLC, a Delaware limited liability company (together with any successors, “RFC”; and together with GMAC Mortgage, each a “Seller” and collectively the “Sellers”, as hereinafter further defined) and GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (the “Purchaser”).
RECITALS
     A. Pursuant to certain Servicing Agreements (as hereinafter defined), each of the Sellers services pools of Loans (as hereinafter defined) for and on behalf of an Owner (as hereinafter defined).
     B. Pursuant to the applicable Designated Servicing Agreement (as hereinafter defined), GMAC Mortgage or RFC (in its capacity as the servicer for a Loan) makes Advances from time to time for the benefit of the related Owner of different Advance Types. Upon making an Advance, GMAC Mortgage or RFC, as applicable, becomes the owner of a contractual right to be reimbursed for such Advance in accordance with the terms of the related Designated Servicing Agreement.
     C. Pursuant to the terms hereof, each of GMAC Mortgage and RFC, as owners of these rights to reimbursement, desires to sell, assign, transfer and otherwise convey to the Purchaser, and Purchaser desires, on and subject to the terms and conditions hereof, to purchase, take, assume and acquire from each of the Sellers, on a non-recourse basis to the extent provided herein, all of each such Seller’s right, title and interest in and to such Seller’s rights to be reimbursed in respect of Advances made by each such Seller as Servicer, from time to time, under the Designated Servicing Agreements together with related rights.
AGREEMENT
     NOW, THEREFORE, in consideration of the above premises and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Definitions.
     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;
     (3) all references in this Agreement to designated “Sections” and other subsections or subdivisions are to the designated Sections and other subsections or subdivisions of this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subsection or subdivision; and
     (4) “including” and words of similar import will be deemed to be followed by “without limitation.”
     “Added Servicing Agreement” has the meaning assigned to that term in Section 2(e) of this Agreement.
     “Additional Purchased Receivables” has the meaning assigned such term in Section 2(a)(1)(B) of this Agreement.
     “Advance” means a P&I Advance, T&I Advance or Corporate Advance, or other Advance Type or Advance Types that may be specified from time to time in an amendment to this Agreement entered into as provided in Section 10(b).
     “Advance Reimbursement Amount” means any amount which the related Servicer collects with respect to a Loan (including amounts collected in connection with the liquidation of related Mortgaged Property), withdraws from an Owner Collection Account, or receives from an MBS Trustee, to reimburse an Advance made by such Servicer (including reimbursement of P&I Advances which were advanced by such Servicer using Amounts Held for Future Distribution) pursuant to a Designated Servicing Agreement.
     “Advance Type” refers to the distinction among Advances as being one of the following types: (a) P&I Advances, (b) T&I Advances or (c) Corporate Advances, or any other type or types of Advances that may be specified from time to time in an amendment to this Agreement entered into as provided in Section 10(b); provided, that any such additional Advance Types shall be reflected on (i) Attachment A to the applicable Assignment of Purchased Receivables and (ii) the books and records of the applicable Seller.
     “Adverse Claim” means a Lien or set off right or other right or claim of any Person.
     “Affiliate” means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, either Seller; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such Seller; (c) five percent (5%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by such Seller; or (d) which has a senior officer who is also a senior officer of such Seller. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.
     “Amounts Held For Future Distribution” means, with respect to an MBS Servicing Agreement, amounts representing early receipt of scheduled payments of principal and interest on a Loan which pursuant to such MBS Servicing Agreement are amounts held on deposit in the applicable MBS Trust Collection Account for distribution to the MBS Trustee in a future month but which amounts may be remitted by the Servicer to the MBS Trustee earlier as part of such Servicer’s monthly P&I Advances.
     “Ancillary Rights” has the meaning assigned to such term in Section 2(a)(1)(C).
     “Assignment of Purchased Receivables” means an Assignment of Purchased Receivables, substantially in the form of Exhibit A attached hereto, by and between a Seller and the Purchaser, delivered in accordance with Section 2 of this Agreement.
     “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, the State of California, the State of Minnesota or the Commonwealth of Pennsylvania, or is a day on which either the Purchaser is closed or banking institutions located in the State of New York, the State of California, the State of Minnesota or the Commonwealth of Pennsylvania are closed.
     “Change of Control” means, (a) with respect to either Seller, the failure of ResCap to own, directly or indirectly, more than fifty percent (50%) of the aggregate issued and outstanding voting stock of such Seller, and (b) with respect to ResCap, the failure of GMAC, LLC to own, directly or indirectly, more than fifty percent (50%) of the aggregate issued and outstanding voting stock of ResCap.
     “Collections” has the meaning set forth in Section 2(b)(1) of this Agreement.
     “Collections Report” means the report described in Section 2(b)(1) of this Agreement.
     “Collections Settlement Date” has the meaning set forth in Section 2(b)(2) of this Agreement.
     “Corporate Advance” means, collectively, (a) an advance (other than those described in clause (b) below) made by a Seller as Servicer pursuant to a Designated Servicing Agreement to inspect, protect, preserve or repair properties that secure a defaulted Loan or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by such Seller as Servicer in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving the related Obligors on such defaulted Loan, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by such Loan on the related property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action, (b) an advance made by a Seller as Servicer pursuant to a Designated Servicing Agreement to foreclose or undertake similar action with respect to a Loan, and (c) any other out of pocket expenses incurred by a Seller as Servicer pursuant to a Designated Servicing Agreement (including, for example, costs and expenses incurred in loss mitigation efforts and in processing assumptions of Loans in the ordinary course of business to maintain or maximize the value of such Loan or the related Mortgaged Property).
     “Corporate Advance Receivable” means any Receivable representing the right to be reimbursed for a Corporate Advance.
     “Cross-Default” shall mean (a) an event which, after the expiration of all applicable grace periods (if any), constitutes a default by the applicable Seller under any agreement relating to Indebtedness between such Seller and the Purchaser in excess of $50,000,000, or (b) an event which, after the expiration of all applicable grace periods (if any), constitutes a default by the applicable Seller under the Senior Secured Credit Facility, which default is not waived by the ResCap Senior Secured Credit Facility Agents, and which default could result in the acceleration or the exercise of the ResCap Senior Secured Credit Facility Agents’ remedies relating to such Indebtedness.
     “Designated Servicing Agreement Schedule” has the meaning assigned to such term in Section 2(d) of this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Designated Servicing Agreements” means, collectively, each of the Servicing Agreements identified by unique investor identifying numbers on Schedule 1 (Schedule of Designated Servicing Agreements) hereto, as such Schedule may be supplemented or amended from time to time in accordance with the terms and conditions hereunder, subject to the provisions of Section 2 of this Agreement. If a Seller is a subservicer pursuant to and as permitted by the terms of any Service Agreement listed on Schedule 1 (Schedule of Designated Servicing Agreements) hereto, as such Schedule may be supplemented or amended from time to time in accordance with the terms and conditions hereunder, under which the other Seller is the master servicer, the term “Designated Servicing Agreements” also includes the Servicing Agreement pursuant to which such Seller acts in the capacity as subservicer.
     “Effective Date” means the date this Agreement is executed by each of the parties hereto and on which all of the conditions precedent set forth in Section 3 hereof are satisfied.
     “Eligible Receivable” means a Receivable which meets the following criteria (as of the Effective Date with respect to an Initial Purchased Receivable and as of the applicable Settlement Date with respect to an Additional Purchased Receivable):
     (a) it constitutes a “general intangible” within the meaning of Section 9-102(a)(42) (or the corresponding provision in effect in a particular jurisdiction) of the UCC in all applicable jurisdictions; and
     (b) it is denominated in U.S. dollars and is payable in the United States of America; and
     (c) it arises and was authorized pursuant to the terms of a Designated Servicing Agreement, complies with all requirements for reimbursement thereunder and, at the time the Advance was made by the Servicer, it was reasonably determined by the related Seller as Servicer to be ultimately recoverable from the proceeds of the related Loan or related pool of

Loans, related liquidation proceeds or otherwise from the proceeds of or collections with respect to the related Loan or related pool of Loans, the related Mortgaged Property or escrow accounts related to such Loan or related pool of Loans; and
     (d) neither Seller in any capacity has (1) taken any action that would impair the right, title and interest of the Purchaser therein, or (2) failed to take any action that was necessary to avoid impairing the Purchaser’s right, title or interest therein; and
     (e) the Advance related to such Receivable has been fully funded by the related Servicer using its own funds; and
     (f) it arises under a Designated Servicing Agreement pursuant to which GMAC Mortgage or RFC is the Servicer and such Designated Servicing Agreement remains in full force and effect, and GMAC Mortgage or RFC, as the case may be, has not received any (x) notice of the occurrence of an Unmatured Servicer Termination Event or (y) notice of any Servicer Termination Event or (z) written notice of any intent to terminate it as a Servicer; and
(g) (i) it arises under a Designated Servicing Agreement that provides that the Servicer is entitled to reimburse itself for each Advance made thereunder out of late collections, insurance proceeds and liquidation proceeds from the Loan with respect to which such Advance was made, prior to the distributions of payments on any related securities, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related Owner; and
     (ii) in the case of any such Receivable, if the Servicer determines that the related Advance will not be recoverable out of late collections of the amounts advanced or out of insurance proceeds or liquidation proceeds from the Loan with respect to which the Advance was made, the Servicer (A) in the case of MBS Servicing Agreements, has the right to reimburse itself for such Advance out of any funds in the related MBS Trust Collection Account, or out of general collections received by the Servicer with respect to any Loans serviced under the same Servicing Agreement, prior to any payment of any holders of any notes, certificates or other securities backed by the related Loan pool, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related Owner, and (B) in the case of an Advance other than an Advance described in clause (A), has the right to reimburse itself at any time out of any funds in the related Owner Collection Account; and
     (h) such Receivable does not arise under a Designated Servicing Agreement which prohibits or purports to prohibit the assignment by the Servicer of its rights to be reimbursed for Advances and, if such Designated Servicing Agreement under which such Receivable arises conditions or purports to condition the Servicer’s rights to assign such rights, all such conditions have been fully satisfied (including, without limitation, the obtaining of written consents from any parties entitled to consent thereto or to withhold consent therefrom); and
     (i) such Receivable does not arise under a GSE Servicing Agreement; and
     (j) it is owned by the related Seller as Servicer, free and clear of any Adverse Claim in favor of any Person and with respect to the related Designated Servicing Agreement a notice in the form attached hereto as Exhibit C has been sent by the applicable Seller to the applicable trustee (with respect to a MBS Servicing Agreement), the applicable bond insurer (the respect to a MBS Servicing Agreement that has a bond insurer) and the applicable Owner (with respect to Designated Servicing Agreements that are not MBS Servicing Agreements); and
     (k) it arises under a Designated Servicing Agreement which, as of the end of the most recently concluded calendar month, has an unpaid principal balance of the Loans serviced under such Servicing Agreement of at least $1,000,000.
     “Fair Value” means with respect to the Purchased Assets, the fair market value of such Purchased Assets (determined as of the date a binding commitment to effect the sale of such Purchased Assets was entered into and taking into account, among other things, current market conditions).
     “Fannie Mae” means the Federal National Mortgage Association, and its successors.
     “Freddie Mac” means Federal Home Loan and Mortgage Corporation, and its successors.
     “Full P&I Tracking Date” means the date upon which the Sellers have developed the capability to track and report P&I Advances, P&I Advance Receivables and Collections in the manner required by Schedule 5 (Post-Closing Undertakings Schedule) attached hereto, or, if earlier, the date that is ninety (90) days after the Effective Date.
     “GAAP” means United States generally accepted accounting principles inclusive of, but not limited to, applicable statements set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, its predecessors and successors and Securities and Exchange Commission Staff Accounting Guidance, as in effect from time to time applied on a consistent basis that are applicable to the circumstances as of the date of determination.
     “Ginnie Mae” means the Government National Mortgage Association, and its successors.
     “Governmental Authority” means any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.
     “Grant Clause” means Section 9 of this Agreement.
     “GSE” means Ginnie Mae, Fannie Mae or Freddie Mac (“government sponsored enterprises”).

     “GSE Servicing Agreement” means a Servicing Agreement between GMAC Mortgage or RFC or any other Person, as Servicer, and a GSE, as Owner.
     “Incipient Termination Event” means a condition, state of facts, act or event that does, or would, after notice or lapse of time or both, constitute a Termination Event if that condition, state of facts, act or event were not cured or removed within any applicable grace or cure period.
     “Indebtedness” shall mean, with respect to any Person at any date, the amount outstanding on such date under notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed (including, without limitation, indebtedness for borrowed money evidenced by a loan account).
     “Initial Ownership Amount” means, with respect to one or more Receivables and related Ancillary Rights with respect to which Purchaser has purchased an Ownership Interest hereunder, an amount equal to (a) the aggregate Receivable Balances of such Receivables, determined as of the Effective Date or as of a later Settlement Date upon which the purchase of such Ownership Interest by Purchaser is Settled hereunder, less (b) that portion of the Advances giving rise to such Receivables that was not funded with Seller’s own funds, including, in the case of P&I Advance Receivables, any portion of such Advances funded with Amounts Held for Future Distribution that have not yet been restored by the Seller from its own funds to the related MBS Trust Collection Account.
     “Initial Purchased Receivables” has the meaning assigned to that term in Section 2(a)(1)(A) of this Agreement.
     “Insolvency Event” means, with respect to a specified Person, (a) an involuntary case or other proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against any Person or substantial part of its property, or a petition shall be filed against such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the winding-up or liquidation of such Person’s business and (i) such case or proceeding shall continue undismissed and unstayed and in effect for a period of 60 days or (ii) an order for relief in respect of such Person shall be entered in such case or proceeding under such laws or a decree or order granting such other requested relief shall be granted; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.
     “Insolvency Proceeding” means any proceeding of the sort described in the definition of Insolvency Event.

     “Interim Collections Settlement” means an interim settlement and remittance by a Seller as Servicer and as Purchaser’s Agent of Collections on a Collections Settlement Date, as provided in Section 2(b) of this Agreement.
     “Interim P&I Settlement Percentage” means, as to Purchaser with respect to Advance Reimbursement Amounts relating to P&I Advance Receivables arising under a given Designated Servicing Agreement in which Purchaser has purchased on or after the Effective Date an Ownership Interest, a fraction, expressed as a percentage, (a) the numerator of which shall be the aggregate Initial Ownership Amounts of all Ownership Interests of Purchaser in such P&I Advance Receivables purchased on and after the Effective Date through the date of an Interim Collections Settlement, and (b) the denominator of which shall be the aggregate amount of P&I Advances giving rise to such P&I Advance Receivables.
     “Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing.
     “Loan” means any home equity loan, home equity line of credit, manufactured housing contract or other mortgage loan or installment sales contract or similar asset serviced by the Servicer pursuant to a Designated Servicing Agreement.
     “Material Adverse Effect” means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of either Seller, whether on an individual basis or taken as a whole, or (b) the ability of either Seller to perform its obligations under this Agreement or any Purchase Document to which it is a party or of the Purchaser to enforce or collect any of the Obligations.
     “Maximum Purchase Amount” means the limitation on the aggregate Net Cash Investment by Purchaser in outstanding Ownership Interests purchased by Purchaser hereunder, such that the aggregate Net Cash Investment may not exceed $600,000,000 in the aggregate with respect to all such Ownership Interests at any one time outstanding.
     “MBS Loan” means a Loan serviced by a Servicer under a MBS Servicing Agreement.
     “MBS Servicing Agreement” means a Servicing Agreement under which a Servicer services Loans on behalf of an MBS Trustee, which Loans underlie or secure one or more issues of asset-backed securities.
     “MBS Trust” means any of the bankruptcy-remote trusts or trust estates in which the Loans being serviced by a Servicer pursuant to the Designated Servicing Agreements that are MBS Servicing Agreements, are held by the related MBS Trustee.
     “MBS Trust Collection Account” means, collectively, any account(s) into which a Servicer is required to deposit collections on MBS Loans, pending remittance of such collections to the related MBS Trust, pursuant to the related MBS Servicing Agreement.

     “MBS Trustee” means a trustee or indenture trustee for an MBS Trust (not including a GSE).
     “Mortgaged Property” means the real property securing a Loan.
     “Net Cash Investment” means, at any time, with respect to an Ownership Interest in one or more Receivables and related Ancillary Rights purchased by Purchaser hereunder, an amount, not less than zero, equal to (a) the Purchase Price paid by Purchaser for such Ownership Interest, minus (b) all Collections remitted in good funds to Purchaser in respect of its Ownership Interest, after giving effect to any adjustments in Collections made on or prior to such time pursuant to the reconciliation and adjustment provisions of Section 2(c) of this Agreement.
     “Net Settlement Amount” has the meaning assigned to such term in Section 2(a)(4) of this Agreement.
     “Non-Purchased Interest” means, with respect to one or more Receivables and related Ancillary Rights with respect to which Purchaser has purchased an Ownership Interest representing an Ownership Percentage of less than 100%, the undivided fractional absolute ownership interest in such Receivables and related Ancillary Rights not purchased by Purchaser.
     “Non-Purchased Seller Interest” means, with respect to one or more Receivables and related Ancillary Rights in which Purchaser has purchased an Ownership Interest, any Non-Purchased Interest retained by a Seller to the extent it has funded, with its own funds, the Advances giving rise to such Receivables and related Ancillary Rights or, in the case of P&I Receivables arising from P&I Advances funded by such Seller as Servicer with Amounts Held for Future Distribution, to the extent such Seller as Servicer has deposited its own funds into the related MBS Trust Collection Account in order to reimburse such MBS Trust Collection Account for such Amounts Held for Future Distribution used to make such P&I Advance.
     “Obligations” shall mean and include all debts, liabilities, obligations, covenants, duties and amounts of any nature whatsoever arising under this Agreement, for which either Seller is now or hereafter obligated to Purchaser, of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or nonperformance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether arising under this or any other present or future agreement or other documentation, or by operation of law or otherwise, now existing or hereafter arising (whether before or after the filing of any petition in bankruptcy by or against such Seller or the commencement of any other insolvency proceeding, including but not limited to an assignment for the benefit of creditors), including, without limitation, any debt, liability or obligation now or hereafter owing from either Seller to others, and including without limitation, all charges or any other payments Sellers are required to make to Purchaser, together with all expenses and attorneys’ fees and costs chargeable to either Seller’s account or incurred by Purchaser in connection with either Seller’s account, whether provided for herein or in any such other agreement or documentation.
     “Obligor” means any Person who owes or may be liable for payments under a Loan.
     “100% Ownership Interest” means an Ownership Interest where the Ownership Percentage equals 100%.

     “Owner” means (a) any MBS Trust or (b) any owner of a Loan being serviced by a Servicer pursuant to a Designated Servicing Agreement other than a Person described in clause (a).
     “Owner Collection Account” means any MBS Trust Collection Account or any other account(s) into which a Servicer is required to deposit collections on Loans, pending remittance of such collections to the related Owner, pursuant to the related Servicing Agreement.
     “Ownership Amount” means, with respect to one or more Receivables and related Ancillary Rights with respect to which Purchaser has purchased an Ownership Interest hereunder, an amount, determined as of any date, equal to the sum of the products of (i) the aggregate outstanding Receivable Balance of each such Receivable as of such date, and (ii) the applicable Ownership Percentage determined as to each such Receivable as provided in Section 2(a)(2) hereof.
     “Ownership Interest” means (a) with respect to a Corporate Advance or T&I Advance an undivided 100% ownership interest in a Purchased Receivable and related Ancillary Rights sold to and purchased by Purchaser hereunder, (b) with respect to a P&I Advance made after the Full P&I Tracking Date an undivided 100% ownership interest in a Receivable and related Ancillary Rights sold to and purchased by Purchaser hereunder and (c) with respect to a P&I Advance made prior to the Full P&I Tracking Date, an undivided fractional absolute ownership interest in a Purchased Receivable and related Ancillary Rights sold to and purchased by Purchaser hereunder. If the Ownership Percentage is 100% with respect to any such Receivables and related Ancillary Rights, the term “Ownership Interest” means full absolute ownership of such Receivables and related Ancillary Rights.
     “Ownership Percentage” means, with respect to one or more Receivables and related Ancillary Rights with respect to which Purchaser has purchased an Ownership Interest hereunder, 100% or such lesser percentage ownership that the undivided fractional interest comprising the Ownership Interest represents with respect to a Receivable and related Ancillary Rights, determined as provided in Section 2(a)(2) of this Agreement.
     “P&I Advance” means any advance made by a Seller as a Servicer pursuant to any Designated Servicing Agreement, of delinquent interest and/or principal that have not been timely paid by Obligors, including, in any case where the Servicer uses any Amounts Held for Future Distribution on deposit in a related MBS Trust Collection Account to make such disbursement in accordance with the related Designated Servicing Agreement in lieu of making a P & I Advance with its own funds, the rights to be reimbursed for amounts subsequently deposited by the Servicer into such MBS Trust Collection Account from its own funds in order to reimburse such MBS Trust Collection Account for such Amounts Held for Future Distribution so used to make such P&I Advance.
     “P&I Advance Receivable” means any Receivable representing the right to be reimbursed for a P&I Advance.
     “P&I Advance Reimbursement Amount” means any amount collected under any Designated Servicing Agreement from Loan Obligors or other Owner or otherwise, which amount, by the terms of such Designated Servicing Agreement, is payable to the related Servicer to reimburse it for P&I Advances made by such Servicer.

     “Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, bank, savings and loan institution or other entity of a similar nature.
     “Post-Closing Undertakings” means each of the requirements set forth on Schedule 5 (Post-Closing Undertakings Schedule) attached hereto and made a part hereof, as such Schedule may be amended, supplemented or otherwise modified from time to time.
     “Purchase Documents” means this Agreement, each Schedule and Exhibit hereto, each Assignment of Purchased Receivables, each Release Agreement and all other agreements, documents, schedules, certificates and instruments at any time executed or delivered hereunder or pursuant hereto.
     “Purchase Price” means, with respect to an Ownership Interest in a Receivable and related Ancillary Rights purchased by Purchaser hereunder, a dollar amount equal to (a) the product of (i) the Initial Ownership Amount of the Ownership Interest being purchased with respect to such Receivable and related Ancillary Rights, and (ii) the applicable Purchase Price Rate with respect to the Advance Type of the Advance giving rise to such Receivable. After the Effective Date, the Purchase Price may be adjusted from time to time by the parties for subsequent purchases of Purchased Receivables pursuant to and in accordance with Section 2(a)(3).
     “Purchase Price Rate” means, with respect to the purchase on the Effective Date of an Ownership Interest in any Initial Purchased Receivable and related Ancillary Rights, the percentage set forth below for each Advance Type:

Advance Type	Purchase Price Rate
P&I Advances	85%
T&I Advances	85%
Corporate Advances	85%
With respect to the purchase after the Effective Date of an Ownership Interest in any Additional Purchased Receivable and related Ancillary Rights, the Purchase Price Rate for each such Advance Type may be adjusted from time to time by the parties pursuant to and in accordance with Section 2(a)(3) and the applicable Purchase Price Rate for each Advance Type included in such subsequent purchase shall be determined prior to the applicable Settlement Date and shall be set forth on the Assignment of Purchased Receivables for such Settlement Date.
     “Purchased Assets” has the meaning assigned to that term in Section 2(a)(1)(C) of this Agreement.

     “Purchased Receivables” has the meaning assigned to that term in Section 2(a)(1)(B) of this Agreement.
     “Purchaser’s Agent” has the meaning assigned to that term in Section 4.
     “Purchaser Remittance Account” means the account identified as the Purchaser Remittance Account in Schedule 2 (Schedule of Accounts — Seller Account and Purchaser Remittance Account) to this Agreement.
     “Receivable” means the contractual right to reimbursement pursuant to the terms of a Designated Servicing Agreement for an Advance made by a Seller as Servicer pursuant to such Designated Servicing Agreement, which Advance has not previously been reimbursed, and including all rights of the Servicer to enforce payment of such obligation under the Designated Servicing Agreement and otherwise. A “Receivable” is not deemed to have been converted into cash, except to the extent that its Receivable Balance is reduced in accordance with the definition of Receivable Balance.
     “Receivable Balance” means as of any date of determination and with respect to any Receivable, the outstanding balance of such Receivable, which shall only be reduced to the extent that cash in respect of reimbursement of the Advance giving rise to that Receivable has been the subject of settlement in accordance with the provisions of Section 2(b) of this Agreement.
     “Receivable R&W Breach Notice” has the meaning assigned to that term in Section 6(a) of this Agreement.
     “Receivable R&W Cure Notice” has the meaning assigned to that term in Section 6(a) of this Agreement.
     “Release Agreement” means a Release Agreement substantially in the form attached hereto as Exhibit B.
     “Removed Servicing Agreement” has the meaning assigned to that term in Section 2(f) of this Agreement.
     “Reporting Schedule” has the meaning assigned to that term in Section 7(a) of this Agreement, and includes each of the financial statements and reports and other items listed in such Schedule 3 (Reporting Schedule) attached hereto, as the same may be amended, modified or supplemented from time to time.
     “ResCap” means Residential Capital, LLC, a Delaware limited liability company.
     “ResCap 8.50% Noteholders’ Lien” means any Lien upon the Receivables and related Ancillary Rights granted by RFC and GMAC Mortgage to the ResCap 2010 Indenture Trustee for the benefit of the noteholders under the ResCap 2010 Indenture in or upon any of the Receivables or any monies due or to become due or amounts received or receivable with respect to any Receivables, or any proceeds (including “proceeds” as defined in the UCC) thereof, or any rights of RFC or GMAC Mortgage to enforce any rights to reimbursement constituting any Receivables.

     “ResCap 9.625% Noteholders’ Lien” means any Lien upon the Receivables and related Ancillary Rights granted by RFC and GMAC Mortgage to the ResCap 2015 Indenture Trustee for the benefit of the noteholders under the ResCap 2015 Indenture in or upon any of the Receivables or any monies due or to become due or amounts received or receivable with respect to any Receivables, or any proceeds (including “proceeds” as defined in the UCC) thereof, or any rights of RFC or GMAC Mortgage to enforce any rights to reimbursement constituting any Receivables.
     “ResCap Senior Secured Credit Facility” means that certain $3,500,000,000 Loan Agreement, dated as of June 4, 2008, by and among each of RFC and GMAC Mortgage as “Borrowers”, Residential Capital, LLC and other affiliates of RFC and GMAC Mortgage as “Guarantors” and “Obligors” thereunder, GMAC LLC, as “Lender Agent” and Wells Fargo Bank, N.A. in its capacity as “First Priority Collateral Agent”, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “ResCap Senior Secured Credit Facility Agents” means each of GMAC LLC, as “Lender Agent” and Wells Fargo Bank, N.A. in its capacity as “First Priority Collateral Agent”, under the ResCap Senior Secured Credit Facility and, in each case, any successor thereto in such capacity.
     “ResCap Senior Secured Lien” means any Lien upon the Receivables and related Ancillary Rights granted by RFC and GMAC Mortgage for the benefit of the Lenders party to the ResCap Senior Secured Credit Facility in or upon any of the Receivables or any monies due or to become due or amounts received or receivable with respect to any Receivables, or any proceeds (including “proceeds” as defined in the UCC) thereof, or any rights of RFC or GMAC Mortgage to enforce any rights to reimbursement constituting any Receivables.
     “ResCap 2010 Indenture” means that certain Indenture, dated as of June 6, 2008, governing the rights and duties of ResCap under its 8.50% Senior Secured Guaranteed Notes due 2010, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “ResCap 2010 Indenture Trustee” means the trustee under the ResCap 2010 Indenture, or any successor thereto in such capacity.
     “ResCap 2015 Indenture” means that certain Indenture, dated as of June 6, 2008, governing the rights and duties of ResCap under its 9.625% Junior Secured Guaranteed Notes due 2015, as amended, supplemented, amended and restated or otherwise modified from time to time.
     “ResCap 2015 Indenture Trustee” means the trustee under the ResCap 2015 Indenture, or any successor thereto in such capacity.
     “Seller” means, with respect to a Receivable that is sold and purchased by Purchaser hereunder, the party whose funds were disbursed in making the Advance that gave rise to such Eligible Receivable and, if the funds were disbursed by GMAC Mortgage in its capacity as a subservicer under a Designated Service Agreement under which RFC is the servicer, then “Seller” shall mean RFC and GMAC Mortgage to the extent of their respective rights, title and interests in and to such Receivable.

     “Seller Account” means the account of the Sellers identified as the Seller Account in Schedule 2 (Schedule of Accounts — Seller Account and Purchaser Remittance Account) to this Agreement.
     “Seller Financing Agreements” means, collectively, the ResCap Senior Secured Credit Facility, the ResCap 2010 Indenture and the ResCap 2015 Indenture.
     “Servicer” means either GMAC Mortgage or RFC, as the case may be, in its capacity as servicer or subservicer of Loans for and on behalf of an Owner under any particular Designated Servicing Agreement. In the case of a Designated Servicing Agreement under which GMAC Mortgage is a subservicer and RFC is the servicer, the term “Servicer” shall mean and include GMAC Mortgage and RFC, individually and collectively.
     “Servicer Termination Event” means, with respect to any Designated Servicing Agreement, the occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Servicer of any required notices, as a result of which any Person has the current right to terminate the Servicer as Servicer under such Designated Servicing Agreement, or any actual or purported suspension, termination, removal or resignation by or with respect to GMAC Mortgage or RFC, as the case may be, as the Servicer under such Designated Servicing Agreement.
     “Servicing Agreement” means any pooling and servicing agreement, sale and servicing agreement, servicing agreement, subservicing agreement or similar agreement pursuant to which a Servicer is servicing Loans for and on behalf of an MBS Trust or other Owner, each as amended, modified or supplemented from time to time. In the case of a subservicing agreement (however denominated) under which GMAC Mortgage is the subservicer and with respect to which RFC is the servicer under the related master servicing agreement (however denominated), the term “related Servicing Agreement”, or words of similar import, shall mean and include such subservicing agreement and also such related master servicing agreement.
     “Settle” and, with correlative meaning, the terms “Settled” and “Settlement” means the process of completing the purchase and payment for Purchased Receivables and related Ancillary Rights on the Effective Date and on any subsequent Settlement Date in accordance with this Agreement.
     “Settlement Date” means (a) with respect to the Initial Purchased Receivables, the Effective Date and (b) after the Effective Date, with respect to any Additional Purchased Receivables, the date on which the sale and purchase of such Additional Purchased Receivable is Settled pursuant to the terms of this Agreement. Unless otherwise mutually agreed by the Sellers and Purchaser, each Settlement Date (other than the Effective Date) shall occur on a Business Day following the Effective Date and prior to the Termination Date and, in the case of P&I Advance Receivables, shall occur on one Business Day during each month, which Business Day shall be mutually agreed upon by Sellers and Purchaser from month to month; provided, that as to each Settlement Date, Sellers have provided Purchaser with all required documentation and information with respect to the Purchased Receivables to be Settled on such date by no later than 2: 00 P.M. New York City time on the immediately preceding Business Day.
     “Solvent” has the meaning assigned to such term in Section 5(a)(7) of this Agreement.

     “Stop Event” shall mean any Servicer Termination Event or Unmatured Servicer Termination Event.
     “T&I Advance” means an advance made by a Seller as Servicer with respect to a Loan pursuant to such Servicer’s obligation to do so under the applicable Designated Servicing Agreement, of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, which were not timely paid by the related Obligor under the terms of the related Loan.
     “T&I Advance Receivable” means any Receivable representing or relating to the right to be reimbursed for a T&I Advance.
     “Termination Date” has the meaning provided in Section 10(a).
     “Termination Event” has the meaning assigned to such term in Section 8 of this Agreement.
     “Trustee” means, as applicable, the ResCap 2010 Indenture Trustee and the ResCap 2015 Indenture Trustee.
     “Trustee Notice” means a Trustee Notice substantially in the form attached hereto as Exhibit C.
     “UCC” means the Uniform Commercial Code, as in effect in the State of New York.
     “Unmatured Servicer Termination Event” means, with respect to any Designated Servicing Agreement, the occurrence of any event or the existence of any state of facts or condition which, with notice and/or the passage of any applicable time period, will result in a Servicer Termination Event.
     Section 2. Purchase and Sale, Settlement, Collections.
     (a) (1) Purchase and Sale of Initial Purchased Receivables and Additional Purchased Receivables. On the Effective Date of this Agreement, and subject to the provisions of this Agreement (including, without limitation, the Maximum Purchase Amount and the satisfaction of each of the conditions precedent set forth in Section 3 hereof), pursuant to duly executed Assignments of Purchased Receivables delivered on the Effective Date and on each Settlement Date thereafter, each of the Sellers hereby sells, assigns, transfers and otherwise conveys to, and the Purchaser hereby purchases and acquires from each such Seller, without recourse except as provided herein:
     (A) as of the Effective Date, Ownership Interests, each with an Ownership Percentage calculated as provided in Section 2(a)(2) below, in all of such Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under its Receivables existing as of the Effective Date with respect to all Advances made by such Seller as Servicer under the Designated Servicing Agreements identified on Attachment A to Schedule 1 (Schedule of Designated Servicing Agreements) hereto (such Ownership Interests described in this clause (A), the “Initial Purchased Receivables”),

     (B) Ownership Interests, each with an Ownership Percentage calculated as provided in Section 2(a)(2) below, in all of such Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under its Receivables existing as of each Settlement Date after the Effective Date with respect to any Advances made by such Seller as Servicer under any Designated Servicing Agreement, to the extent (but only to the extent) such Receivables have not previously been the subject of purchase and Settlement hereunder and are identified on the Assignment of Purchased Receivables delivered by such Seller to the Purchaser on the applicable Settlement Date (such Ownership Interests in the Receivables described in this clause (B), the “Additional Purchased Receivables” and, together with the Initial Purchased Receivables, the “Purchased Receivables”), and
     (C) all monies due or to become due and all amounts received or receivable with respect to the Purchased Receivables, and all proceeds (including “proceeds” as defined in the UCC) thereof, together with all rights of such Seller to enforce such rights to reimbursement constituting such Purchased Receivables, including, without limitation, the rights to access and use all books and records related to the Purchased Receivables (all of the foregoing monies and amounts, proceeds, and rights to enforce, collectively, the “Ancillary Rights” and, together with the Purchased Receivables, collectively, the “Purchased Assets”).
In the event that the Maximum Purchase Amount would be exceeded on any Settlement Date, Purchaser shall have the sole right to designate the Receivables that will be the subject of the Ownership Interests purchased and Settled on such date within such limits.
          (2) Applicable Ownership Percentage of Ownership Interest. With respect to each Ownership Interest purchased by Purchaser hereunder, the applicable Ownership Percentage shall be the fraction, expressed as a percentage, the numerator of which is the Initial Ownership Amount, and the denominator of which is the Receivable Balance of the Receivable with respect to which, together with related Ancillary Rights, such Ownership Interest is purchased.
          (3) Purchase Price. In consideration of the sale, assignment, transfer and conveyance to the Purchaser of the Purchased Assets upon the terms and subject to the conditions set forth in this Agreement, the Purchaser shall pay to the Sellers by wire transfer to the Seller Account (A) in the case of the Initial Purchased Receivables and Ancillary Rights relating thereto, on the Effective Date, in immediately available funds, an amount equal to the Purchase Price with respect to the Initial Purchased Receivables, and (B) after the Effective Date, in the case of each Additional Purchased Receivable and Ancillary Rights relating thereto, on the related Settlement Date, an amount in immediately available funds equal to the aggregate Purchase Price for such Purchased Assets transferred on such date. The computation of the Purchase Price for the Initial Purchased Assets shall assume no subsequent purchase by Purchaser of Additional Purchased Assets. The Purchase Price for the Additional Purchased Assets (i) shall be payable on a Settlement Date mutually agreed to by such Seller and the Purchaser and (ii) shall be an amount equal to the Purchase Price as may be adjusted to reflect such factors, if any, as such Seller and the Purchaser mutually agree will result in a Purchase Price for the Purchased Assets on each such Settlement Date determined to be the Fair Value of such Purchased Assets. Notwithstanding any other provision of this Agreement, neither of the Sellers shall be obligated to continue to sell Purchased Assets to the Purchaser to the extent that such Seller is not paid the Purchase Price therefore as provided herein.
          (4) Calculation of Net Settlement Amount. To arrive at the net settlement amount (the “Net Settlement Amount”) for any Settlement Date, the following adjustments shall be applied by Seller (and verified by Purchaser) to the Purchase Price for the Purchased Assets being purchased and Settled on such Settlement Date:
     (A) the amount of any adjustment to the Purchase Price agreed upon pursuant to Section 2(a)(3) shall be deducted in arriving at the Net Settlement Amount; and
     (B) any amount due Purchaser in respect of the Interim Collections Settlement for such Settlement Date shall be deducted in arriving at the Net Settlement Amount.
If the Net Settlement Amount is positive, then, by no later than 3:30 P.M. New York City time on the Settlement Date, Purchaser shall pay to the Sellers by wire transfer to the Seller Account for the benefit of Sellers, as their interests may appear, the Net Settlement Amount. If the Net Settlement Amount is negative, then, by no later than 3:30 P.M. New York City time on the Settlement Date, the Sellers shall wire transfer to the Purchaser Remittance Account, in immediately available funds, the amount by which the Net Settlement Amount is less than zero. The respective obligations of Purchaser and Sellers to perform wire transfers of the Net Settlement Amount as set forth in the immediately preceding two sentences are dependent upon a determination and communication to both parties of the then applicable Net Settlement Amount on or before 2:00 p.m. New York City time on the date on which such wire transfer is expected to be made, provided that, if such determination and communication occurs after 2:00 p.m. New York City time of such date, the applicable wire transfer shall be made on or before 12:00 p.m. New York City time of the succeeding Business Day.
          (5) Purchaser Remittance Account and Purchased Assets Property of Purchaser. Notwithstanding any other provision of this Agreement to the contrary, all funds in the Purchaser Remittance Account shall be the sole property of Purchaser and Purchaser may withdraw as its own property all or any funds in the Purchaser Remittance Account or at any time without notice to Sellers.
          (6) No Assumption of Obligations By Purchaser. Any purchase, sale, assignment, transfer and conveyance hereunder does not constitute an assumption by the Purchaser of any obligations of the Sellers or any other Person to any Obligor or Owner or to any other Person in connection with the Purchased Receivables or any other agreement or instrument relating to the Purchased Receivables or any Non-Purchased Interest in any Receivables or related Ancillary Rights.

          (7) Maximum Purchased Amount; Suspension of Purchaser’s Obligations; Suspension of Seller’s Obligation to Sell. Notwithstanding any other provision of this Agreement to the contrary, the Purchaser shall not be obligated to purchase or Settle the purchase of, and Seller shall not be obligated to sell, any Ownership Interests in Receivables or related rights or interests (A) to the extent such purchase or Settlement would result in the Maximum Purchase Amount being exceeded, or (B) if the Seller and Purchaser do not agree upon (i) an adjustment to the Purchase Price on any Settlement Date, if applicable, or (ii) in the case of the Purchase Price for the first purchase of Ownership Interests in T&I Advance Receivables or Corporate Advance Receivables, the Purchase Price Rate applicable thereto.
In the event (x) the Purchaser or either Seller exercises its rights hereunder to cease or suspend its purchase or sale of any Receivables (including, without limitation, by reason of any Incipient Termination Event or Stop Event or failure to agree upon the applicable Purchase Price or any adjustments thereto or (y) the purchase of any Ownership Interests in any Receivables cannot be or is not for any reason Settled on the next succeeding Settlement Date after such Receivables arise (including, without limitation, to avoid exceeding the Maximum Purchase Amount) other than by reason of an event described in the foregoing clause (x), then, upon and after any such event under the foregoing clauses (x) or (y), the Purchaser shall have no obligation to purchase, Settle or otherwise pay for or complete the purchase of, and the related Seller shall have no obligation to sell or transfer, any Ownership Interest in such Receivables or related Ancillary Rights with respect to such Receivables, and, at the request of the related Seller, Purchaser shall release and reassign to the related Seller, without representation or warranty of any kind, nature or description, and without recourse, any right, title or interest in such Receivables and related Ancillary Rights theretofore created under this Agreement or any other Purchase Document.
     (b) (1) Interim Collections Settlements; Delivery of Collections Reports. Sellers as Purchaser’s Agent, shall prepare and deliver to Purchaser a Collections Report with respect to all Advance Reimbursement Amounts relating to Receivables arising from Advances made under each Designated Servicing Agreement with respect to which Purchaser has purchased an Ownership Interest, to the extent such Advance Reimbursement Amounts are in its possession or under its control, including any such amounts permitted to be withdrawn from the related Owner Collection Accounts (such amounts, the “Collections”). Until the Full P&I Tracking Date with respect to a given Designated Servicing Agreement, such Collections Report with respect to Collections relating to P&I Advance Receivables shall only be required to be delivered on the same date in each month following the Effective Date or other date upon which Purchaser first Settles its purchase of an Ownership Interest in any P&I Advance Receivables arising under such Designated Servicing Agreement. After the Full P&I Tracking Date with respect to a Designated Servicing Agreement, and, in any event with respect to Collections relating to T&I Advance Receivables or Corporate Advance Receivables, the Collections Report shall be delivered each Business Day.
          (2) Collections Settlement Date; Remittances to Purchaser’s Remittance Account. By no later than 2:00 P.M. New York City time on each day when a Collections Report is required to be delivered under Section 2(b)(1) (each such day, a “Collections

Settlement Date”), Sellers, as Purchaser’s Agent, shall effect a remittance to the Purchaser Remittance Account, in immediately available funds (A) out of the Collections attributable to P&I Advance Receivables arising under a given Designated Servicing Agreement, an amount thereof equal to the product of (i) the Interim P&I Settlement Percentage determined as of such Collections Settlement Date with respect to such Designated Servicing Agreement and (ii) the amount of such Collections attributable to P&I Advance Receivables arising under such Designated Servicing Agreement, and (B) out of the Collections attributable to T&I Advance Receivables or Corporate Advance Receivables, the full amount thereof in which Purchaser has purchased an Ownership Interest; provided, that any amount otherwise to be remitted to the Purchaser Remittance Account under this Section 2(b)(2) may instead be applied as a deduction in arriving at the Net Settlement Amount as provided in Section 2(a)(4) if the Collections Settlement Date is also a Settlement Date for the purchase of any Purchased Receivables by Purchaser.
          (3) Remittances to MBS Collection Accounts. Sellers as Servicers shall also remit or otherwise restore to the applicable MBS Trust Collection Accounts, such portions of the Collections as are attributable to the Non-Purchased Interests in P&I Advance Receivables that were funded with Amounts Held for Future Distribution previously withdrawn by a Seller as Servicer under the related Designated Servicing Agreements on each date and as required pursuant to the applicable Designated Servicing Agreement, and Sellers shall remit to the applicable Owners or Owner Collection Accounts, such portions of the Collections as are attributable to any other Non-Purchased Interest in any Receivable that is not a Non-Purchased Seller Interest on each date and as required pursuant to the applicable Designated Servicing Agreement, provided, that nothing herein contained shall direct or restrict the disposition of any portion of the Collections that is attributable to any Non-Purchased Seller Interest.
          (4) No Withdrawal or Transfers by Sellers Between Collection Settlement Dates. During any period between Collections Settlement Dates, Sellers shall not withdraw or transfer any Collections from any Owner Collection Account, and such portions of the Collections as are attributable to the Purchased Receivables shall be deemed held in trust by Sellers as Purchaser’s Agent for the benefit of Purchaser.
     (c) Reconciliation of Interim Collections Settlements. Sellers and Purchaser mutually agree and acknowledge that the procedures for allocating Collections in respect of P&I Advance Receivables set forth in Section 2(b) are interim settlements only that are based on the parties’ reasonable estimates of the relative interests in Collections relating to P&I Advance Receivables with respect to which Purchaser has purchased an Ownership Interest. All interim settlements shall be subject to reconciliation and adjustment by the parties to give effect to the actual Ownership Interests in P&I Advance Receivables purchased by Purchaser from Sellers and any Non-Purchased Interests therein, as well as, to the extent applicable, the allocation requirements of the Designated Servicing Agreements. Such reconciliation and the making of adjusting payments between the Sellers, on the one hand, and the Purchaser, on the other hand, shall be effected as soon as practicable following the Full P&I Tracking Date for each Designated Servicing Agreement. If any other adjustments are necessary in order to give effect to the Ownership Interests purchased by

Purchaser in any other Receivables, the parties shall cooperate with each other and make adjustment payments as appropriate.
     (d) Initial Designated Servicing Agreements. The Designated Servicing Agreements as of the Effective Date are identified on Attachment A to Schedule 1 (Schedule of Designated Servicing Agreements) attached hereto by a unique identifying number. Such Schedule 1 hereto is referred to herein as the “Designated Servicing Agreement Schedule”.
     (e) Added Servicing Agreements. At its option, and with the consent of the Purchaser, the Sellers may designate additional Servicing Agreements as Designated Servicing Agreements under this Agreement (each such Servicing Agreement so designated being sometimes referred to herein as an “Added Servicing Agreement”), by execution and delivery by the Sellers and the Purchaser of an Assignment of Purchased Receivables, substantially in the form of Exhibit A attached hereto, together with a Schedule of Designated Servicing Agreements, substantially in the form of Schedule 1 attached thereto (it being understood and agreed that the Designated Servicing Agreement Schedule shall be so supplemented). Subject to the provisions of this Agreement (including, without limitation, the Maximum Purchase Amount and the satisfaction of each of the conditions precedent set forth in Section 3 hereof), upon execution by each of the Sellers and the Purchaser of the related Assignment of Purchased Receivables, the Sellers shall thereupon be deemed to sell, transfer and otherwise convey to the Purchaser, without recourse except as set forth herein, all of such Seller’s right, title and interest in, to and under the Purchased Receivables and related Ancillary Rights arising from or relating to Advances made by Sellers as Servicers under such Added Servicing Agreements. Such sale and purchase shall be Settled on each Settlement Date occurring thereafter in accordance with the provisions of Section 2 to the same extent as applicable to the Purchased Receivables and related Ancillary Rights arising from or relating to Advances made by Sellers as Servicers under the Designated Servicing Agreements listed on Attachment A to Schedule 1 (Schedule of Designated Servicing Agreements) hereto on the Effective Date, including, without limitation, satisfaction of each of the conditions precedent set forth in Section 3 hereof.
     (f) Removal of Servicing Agreements. Upon the occurrence or existence of a Stop Event with respect to a Designated Servicing Agreement, Purchaser shall have the right to require the removal of such Servicing Agreement as a Designated Servicing Agreement under this Agreement immediately upon such occurrence or existence or at any time thereafter by written notice to the Seller who is the Servicer thereunder, and, immediately upon the giving of such notice, such Servicing Agreement shall be deemed so removed (each such Servicing Agreement so removed being sometimes referred to herein as a “Removed Servicing Agreement”). As soon as possible, and in any event prior to the next Settlement Date following such notice, the Purchaser and the Sellers shall execute and deliver to each other an updated Designated Servicing Agreements Schedule. Upon such removal, the Purchaser shall automatically and immediately have no obligation to purchase, Settle or otherwise pay for or complete the purchase of any Ownership Interests in Receivables arising from Advances made under the Removed Servicing Agreement or as to any related Ancillary Rights with respect to such Receivables, and, at the request of the related Seller, Purchaser shall release and reassign to the related Seller, without representation or warranty of any kind, nature or description, and without recourse, any right, title or interest in such

Receivables and related Ancillary Rights theretofore created under this Agreement or any other Purchase Document but as to which Settlement has not yet occurred.
     (g) Books and Records. Each of the Sellers shall, at its own expense, on or prior to the (A) Effective Date, in the case of the Initial Purchased Receivables, and (B) the applicable Settlement Date, in the case of Additional Purchased Receivables, deliver to Purchaser an Assignment of Purchased Receivables applicable to such Settlement Date and indicate in its books and records (including its computer files) that all Purchased Receivables created in connection with such Designated Servicing Agreements and the related Ancillary Rights have been sold to the Purchaser in accordance with this Agreement. Each of the Sellers agrees that it shall not alter the indication referenced in this paragraph with respect to any Designated Servicing Agreement. If a third party, including a potential purchaser of Receivables, should inquire, such Seller will promptly indicate that the Purchased Receivables and related Ancillary Rights have been sold, assigned and transferred in accordance with this Agreement and will claim no ownership interest therein.
     (h) Designated Servicing Agreements Schedule. The Designated Servicing Agreement Schedule, as supplemented and amended, collectively shall be marked as Schedule 1 (Schedule of Designated Servicing Agreements) to this Agreement, shall be incorporated into and made a part of this Agreement and shall be updated by the Sellers on each date on which a Designated Servicing Agreement is added or removed.
     (i) Assignment of Purchased Receivables. On each Settlement Date on which the Purchaser shall pay the related Purchase Price or otherwise Settle for any Purchased Receivables and related Ancillary Rights, each of the Sellers and the Purchaser shall execute an Assignment of Purchased Receivables which shall identify the Receivables with respect to the Designated Servicing Agreements described therein and any related Ancillary Rights that are the subject to the purchase by Purchaser of an Ownership Interest in accordance with provisions hereof and any other Purchase Document as of such Settlement Date.
     (j) Fair Value. Sellers and Purchaser acknowledge, confirm and agree that the Purchase Price paid for the Purchased Receivables purchased by Purchaser from each Seller constitutes Fair Value. Without limiting the foregoing, each of the Sellers and Purchaser agree that such Purchase Price paid constitutes reasonably equivalent value and fair consideration for the sale and transfer by each Seller to the Purchaser of such Purchased Receivables and the related Ancillary Rights, no such purchase and sale has been or is being made for or on account of an antecedent debt and no such purchase and sale has been or is being or will be made with any intent to hinder, delay or defraud any of such Seller’s creditors.
     (k) No Purchaser Liability; Indemnification by Sellers. Nothing contained in this Agreement shall impose upon Purchaser any duty to see to the proper treatment or handling by Sellers as Servicers of Advances, Collections or otherwise, nor shall Purchaser have any liability for any act or omission by Sellers as Servicers with respect to the proper treatment or handling by Sellers of Advances, Collections or otherwise. Each of the Sellers shall indemnify and hold Purchaser, and its officers, directors, employees, shareholders, agents and attorneys (each and “Indemnitee” and, collectively, the “Indemnitees”) harmless, from and against any claim, liability, loss, damage, cost or expense, including reasonable attorneys’ fees and legal expenses in any way arising out of or relating to any breach of any of such Seller’s representations, warranties or covenants under this Agreement or any other Purchase Document.
     (l) No Conflict With Sellers’ Obligations as Servicer Under Servicing Agreements. Nothing contained in this Agreement shall require either Seller as Servicer under any Servicing Agreement to take any action or omit to take any action which is expressly prohibited under such Servicing Agreement; it being acknowledged by Sellers that Sellers shall promptly notify Purchaser in writing if any such prohibition exists at any time and from time to time.
          Section 3. Conditions Precedent.
     The obligation of the Purchaser to purchase, and the obligation of Sellers to sell, any Receivables and the Purchased Assets in accordance with the terms of this Agreement, on the Effective Date and on each Settlement Date thereafter, is subject to the prior fulfillment of each of the following conditions set forth below and the accuracy of all the representations and warranties of each of the Sellers set forth herein and in the Purchase Documents.
          (a) Conditions Precedent to Effectiveness and Purchaser’s Obligation to Purchase the Initial Purchased Receivables. In addition to the conditions precedent set forth in Section 3(b) below, the obligation of the Purchaser to purchase the Initial Purchased Receivables on the Effective Date is subject to the following conditions precedent:
               (1) Execution of this Agreement. The parties hereto shall have executed this Agreement.
               (2) Closing Deliveries. The Purchaser shall have received, in form and substance satisfactory to the Purchaser, all documents, instruments and information identified on Schedule 4 (Closing Checklist Schedule) attached hereto and all other agreements, notes, certificates, orders, authorizations, financing statements and other documents which the Purchaser may at any time reasonably request.
               (3) Maximum Purchase Amount. After giving effect to the purchase of the Initial Purchased Receivables, the Maximum Purchase Amount will not be exceeded.
               (4) Performance of Agreements. Each Seller shall have performed in all material respects all agreements and satisfied all conditions which any Purchase Document provides shall be performed by it on or before such date.
               (5) No Prohibition. No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain the Purchaser or either Seller from entering into this Agreement or any other Purchase Document and/or from effecting any purchase and sale of any Receivable or Purchased Asset as contemplated hereby.

               (6) Delivery of Release Agreement. The Purchaser shall have received a duly executed copy of a Release Agreement from each of the ResCap Senior Secured Credit Facility Agents.
               (7) Delivery of Consent Agreement. The Purchaser shall have received a duly executed copy of a Consent Agreement to the Purchase Documents and the transactions contemplated hereunder and thereunder from the ResCap Senior Secured Credit Facility Agents, in form and content satisfactory to Purchaser.
               (8) UCC Searches. The Purchaser shall have received certified copies of UCC Searches, or other evidence satisfactory to it, listing all effective financing statements which name any of the Sellers (under such Seller’s present name, any previous name or any trade or doing business name) as debtor and covering all such jurisdictions as the Purchaser shall reasonably determine.
               (9) UCC-1s, etc. The Purchaser shall have received evidence satisfactory to it that, upon the filing and recording of instruments delivered by each of the Sellers, the Purchaser for its own benefit and the benefit of any of its assigns shall have a valid and perfected ownership interest in the Purchased Receivables and all Ancillary Rights, free and clear of all Adverse Claims, including copies of UCC and other applicable personal property Lien search reports and all effective financing statements listed therein, in each case as may be reasonably required by the Purchaser.
               (10) Release of Liens. The Purchaser shall be satisfied that immediately before or simultaneously with giving effect to the purchase of such Receivables by Purchaser, all Liens on and in respect of such Receivables shall be have released.
               (11) Payment of Purchaser’s Costs and Expenses. The Purchaser shall have received, in accordance with Section 10(c), payment of all reasonable costs and expenses requested by the Purchaser to be paid or reimbursed by the Sellers on or prior to the Effective Date.
          (b) Conditions Precedent to Purchaser’s Obligations to Purchase any Purchased Receivables. The obligation of the Purchaser to purchase any Ownership Interest in a Receivable is subject to the further conditions precedent that on the date of such purchase the following statements shall be true and correct:
               (1) All of the representations and warranties of each of the Sellers under Section 5(a) of this Agreement shall be true and correct at such time in all material respects as if made at such time, both before and immediately after giving effect to such purchase and the application of the proceeds therefrom, and after giving effect to any updates to information provided to the Purchaser in accordance with the terms of such representations and warranties; and
               (2) No Incipient Termination Event or Termination Event has occurred and is continuing, or would result from such purchase or from the application of any proceeds therefrom; and

               (3) The Purchaser shall have received such other certificates, reports, statements, opinions of counsel or other documents as the Purchaser may reasonably request.
     Section 4. Sellers as Purchaser’s Agents and Appointment of Purchaser as Attorney-in-Fact.
     Sellers as Purchaser’s Agents. The servicing, administering and collection of the Receivables shall be conducted by the applicable Seller as Servicer as agent of the Purchaser (in such capacity, individually and collectively, “Purchaser’s Agent”), in accordance with this Agreement and the terms and conditions of each applicable Designated Servicing Agreement. Each Purchaser’s Agent hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable (or as instructed by the Purchaser) to collect each Receivable from time to time all in accordance with the terms and conditions of the applicable Designated Servicing Agreement and applicable laws, rules and regulations and with the care and diligence which each Purchaser’s Agent employs in servicing similar receivables for its own account. The Purchaser hereby appoints each Purchaser’s Agent as its agent to enforce the Purchaser’s rights and interests in, to and under the Receivables and the Purchased Assets with respect thereto. The Purchaser may revoke and terminate the appointment of either or both of the Sellers as the Purchaser’s Agent at any time upon thirty (30) days prior written notice to the applicable Seller or Sellers and Owner or Owners.
     Section 5. Representations, Warranties and Certain Covenants of Sellers.
     Each of the Sellers hereby makes on its own behalf (severally and not jointly) the following representations and warranties for the benefit of the Purchaser and its assignees, on which the Purchaser is relying in purchasing and accepting the Purchased Receivables and Purchased Assets and in executing this Agreement. The representations and warranties in Section 5(a) are made as of the date of this Agreement, and as of each Settlement Date. The representations and warranties in Section 5(b) are made on the Effective Date with respect to the Initial Purchased Receivables and as of the applicable Settlement Date with respect to the Additional Purchased Receivables that are purchased on such Settlement Date. Such representations and warranties shall survive the sale, assignment, transfer and conveyance of any Purchased Receivables to the Purchaser and are as follows:
          (a) General Representations, Warranties and Covenants.
          (1) Organization and Good Standing. Such Seller (A) is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed, (B) has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, (C) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, and (D) is in compliance in with all requirements of law, except where the failure to licensed, qualified or in good standing in any jurisdiction, or where the failure to be in compliance with the laws of any jurisdiction, would not reasonably be expected to have a Material Adverse Effect.

          (2) Power and Authority; Binding Obligation. Such Seller has all necessary limited liability company or other power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each other Purchase Document to which it is a party; the execution, delivery and performance by such Seller of this Agreement to which it is a party has been duly authorized by all necessary limited liability company or other action on its part; and this Agreement and each other Purchase Document has been duly and validly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency marshalling and other similar laws governing the rights of creditors generally and by general principles of equity.
          (3) No Violation. Neither (A) the execution and delivery of this Agreement or any other Purchase Document to which such Seller is a party, nor (B) the consummation of the transactions herein and therein contemplated in compliance with the terms and provisions hereof and/or thereof, as the case may be, will conflict with or result in a breach of the limited liability company agreement or other constitutive documents, as applicable, of either Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any governmental authority, or other agreement or instrument to which such Person, or any of its subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them or their property is subject, or constitute a default under any such agreement or instrument, or (except for the liens created or permitted pursuant to this Agreement or any other Purchase Document to which such Seller is a party) result in the creation or imposition of any lien upon any property of such Person, pursuant to the terms of any such agreement or instrument, except where such conflict or breach, default or lien would not reasonably be expected to have a Material Adverse Effect.
          (4) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of such Seller, threatened, against such Seller before any governmental authority (A) asserting the invalidity of this Agreement or any other Purchase Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Purchase Document, (C) seeking any determination or ruling that, in the reasonable judgment of such Seller, would materially and adversely affect the performance by such Seller of its obligations under this Agreement or any other Purchase Document, or (D) seeking any determination or ruling that, in the reasonable judgment of such Seller, would materially and adversely affect the validity or enforceability of this Agreement or any other Purchase Document.
          (5) No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Seller of or compliance by such Seller with this Agreement, the sale of the Receivables or the consummation of the transactions contemplated by this Agreement, except for consents, approvals, authorizations and orders which have been obtained, except for filings and recordings in respect of this Agreement.
          (6) Information. No written statement, report or other document furnished or to be furnished pursuant to this Agreement (including, without limitation, any

Schedule hereto) contains or will contain any statement that is or will be inaccurate or misleading in any material respect. There are no facts relating to and known by such Seller which when taken as a whole may impair the ability of such Seller to perform its obligations under this Agreement or any other Purchase Document, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of such Seller pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby. Without limiting the foregoing, all information for Loan-level tracking, reporting and reconciliation as to Advances, Receivables and Collections is currently captured on the Sellers’ books and records, except that, prior to the Full P&I Tracking Date, some of the necessary information may not exist in a readily accessible form or system to permit daily Loan-level tracking, reporting and reconciliation as to P&I Advances, P&I Advance Receivables and Collections relating thereto.
          (7) Solvency. Each of the Sellers is Solvent. The amount of consideration being received by each Seller upon its sale and transfer of any Receivable to the Purchaser constitutes reasonably equivalent value and fair consideration for such Receivable. No Seller is selling or transferring any Receivable with any intent to hinder, delay or defraud any of its creditors. As used herein, the term “Solvent” means, with respect to each of the Sellers on a particular day, that on such date (i) the value of the assets of such Seller, taking into account the fair value of assets accounted for on a fair value basis and the carrying value of other assets, is greater than the total amount of the liabilities of such Seller (including the fair value of liabilities), (ii) such Seller is able to realize upon its assets and pay its debts and other liabilities as they mature, assuming an orderly disposition, and (iii) such Seller does not have unreasonably small capital with which to conduct its business..
          (8) Remittance Requirements to MBS Collection Accounts. Each Designated Servicing Agreement expressly requires the Sellers as Servicers to remit or otherwise restore to the applicable MBS Trust Collection Accounts such portions of the Collections as are attributable to the P&I Advance Receivables that are funded with Amounts Held for Future Distribution withdrawn by a Seller as Servicer under the applicable Designated Servicing Agreement.
          (b) Representations, Warranties and Covenants Concerning the Receivables.
          (1) Eligible Receivables. Each Receivable is an Eligible Receivable, and each Receivable and all Ancillary Rights related thereto conveyed to the Purchaser has been conveyed to the Purchaser free and clear of any Adverse Claim (other than any lien for municipal or other local taxes of such Seller if such taxes are not then due and payable). This Agreement in the case of the Initial Purchased Receivables and all Ancillary Rights related thereto and, in the case of any Additional Purchased Receivables and all Ancillary Rights related thereto, the applicable Assignment of Purchased Receivables, constitutes an absolute sale to the Purchaser of all of such Seller’s absolute ownership in, to and under such Receivables and related Ancillary Rights, and such sale is perfected under the applicable UCC.
          (2) Title to Receivables. Immediately prior to the transfer and sale to the Purchaser as herein contemplated (or, in case of any Receivable subject to the ResCap Senior

Secured Lien, the ResCap 8.50% Noteholders’ Lien or the ResCap 9.625% Noteholders’ Lien, contemporaneously with the purchase thereof by the Purchaser hereunder the release of all such Liens), such Seller had good and marketable title to each Receivable, free and clear of all Adverse Claims.
          (3) Assignment Permitted under Servicing Agreements. The rights to reimbursement for the Advances under each Designated Servicing Agreement may be assigned to the Purchaser as contemplated hereunder and such assignment will not violate the terms or require any consent under the related Designated Servicing Agreement or any other document or agreement to which such Seller is a party or to which its assets or properties are subject.
          (4) Information Set Forth in Schedules. The information set forth in any Schedule to this Agreement, any Schedule of Designated Servicing Agreements and in any Schedule attached to any Assignment of Purchased Receivables is true and correct with respect to any Receivables in existence as of its date.
          (5) No Defenses. As of the applicable Settlement Date, each Receivable represents valid entitlement to be paid, has not been repaid in whole or in part or been compromised, adjusted, extended, satisfied, subordinated, rescinded, waived, amended or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, waiver, amendment or modification by any Person.
          (6) No Government Receivables. No Receivable is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.
          (7) No Pending Proceedings. There are no proceedings pending, or, to the best of such Seller’s knowledge, threatened, wherein any governmental agency has (A) alleged that any Receivable is illegal or unenforceable, (B) asserted the invalidity of any Receivable or (C) sought any determination or ruling that might adversely affect the payment or enforceability of any Receivable.
          (8) Sellers’ Reporting Obligations. With respect to each Receivable, such Seller is not aware of any respect in which such Seller may be unable to perform its reporting obligations as set forth herein.
          (9) Enforceability; Compliance with Laws. Each Receivable is enforceable in accordance with its terms set forth in the related Designated Servicing Agreement. Each Advance complies with all applicable laws, including those relating to consumer protection, is valid and enforceable and is not subject to any set-off, counterclaim or other defense to payment by the Obligor, the related Owner or any other Person.
          (10) No Consent Required. Each Receivable is assignable by such Seller and its successors and assigns, without the consent of any other Person (except any such consent that shall have been obtained).

          (c) Representations and Warranties of the Purchaser. As of the Effective Date and each Settlement Date, the Purchaser hereby represents and warrants to, and agrees with, the Sellers that:
          (1) Organization and Good Standing. The Purchaser is a limited liability company duly formed and validly existing under the laws of the State of Delaware, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.
          (2) Due Authorization. The execution and delivery by the Purchaser of this Agreement and any other document or instrument delivered pursuant hereto, including any Assignment of Purchased Receivables, to which the Purchaser is a party, and the consummation by the Purchaser of the transactions provided for in this Agreement and any such Assignment of Purchased Receivables, have been duly authorized by the Purchaser by all necessary company action on part of the Purchaser.
          (3) No Conflict or Violation. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of the transactions contemplated by this Agreement and the fulfillment by the Purchaser of the terms of this Agreement applicable to the Purchaser, will not conflict with or violate any law applicable to the Purchaser or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it or any of its properties are bound.
          (4) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Purchaser, threatened, against the Purchaser before any governmental authority (A) asserting the invalidity of this Agreement or any other Purchase Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Purchase Document, (C) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the performance by the Purchaser of its obligations under this Agreement or any other Purchase Document, or (D) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the validity or enforceability of this Agreement or any other Purchase Document.
          (5) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.
          (d) Survival. It its understood and agreed that the representations and warranties and covenants set forth in this Section 5 shall survive sale of the Purchased Assets to the Purchaser. Upon discovery by any Seller of a breach of any of the foregoing representations and warranties in this Section 5, such Seller shall give written notice to the Purchaser within three (3) Business Days following such discovery.
     Section 6. Specific Remedies Upon Breach of Representations, Warranties and Covenants Concerning the Receivables.
          (a) The Sellers shall notify the Purchaser and its assignees promptly and, in any event, no later than five (5) days (it being acknowledged and agreed that any failure to provide such notice or any failure to provide such notice within such time shall be an Incipient Termination Event hereunder) in writing (or, in the event such discovery is by the Purchaser, the Purchaser shall notify the Sellers in writing promptly), upon the discovery of any breach of a Seller’s representations and warranties in Section 5(b) above that pertain to a Receivable, which breach materially and adversely affects the interests of the Purchaser and its assignees in the related Receivables (such written notice being referred to herein as a “Receivable R&W Breach Notice”). Unless such breach shall have been waived in writing by the Purchaser or such breach shall have been cured (to the extent, and only to the extent, such breach is curable) within ten (10) days after the Purchaser’s receipt or delivery to the Sellers (as the case may be) of such Receivable R&W Breach Notice, such that the relevant representation and warranty shall be true and correct in all material respects as if made on such day, and the Sellers shall have delivered to the Purchaser and its designees an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct (such written notice being referred to herein as a “Receivable R&W Cure Notice”), the Sellers shall repurchase the Ownership Interest in each affected Receivable from the Purchaser or its assignee for a repurchase price equal to the Ownership Amount of the Purchaser’s Ownership Interests affected Receivable.
          (b) The Sellers shall accept reassignment of any Purchased Receivables described in Section 6(a) from the Purchaser on the date on which such Purchased Receivables are reassigned to the Purchaser pursuant to such Section, and shall pay for such reassigned Purchased Receivables by paying to the Purchaser in immediately available funds an amount equal to the unpaid balance of such Purchased Receivables. Upon reassignment of such Purchased Receivables, the Purchaser shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Purchased Receivables, all monies due or to become due and all amounts received or receivable after the date of reassignment with respect thereto, all collections after the date of reassignment with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof. Such reassigned Purchased Receivables shall be treated by the Purchaser as collected in full as of the date on which they were reassigned. The Purchaser shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Sellers to effect the conveyance of such Purchased Receivables and other property pursuant to this Section 6(b).
          (c) The Purchaser’s obligation (if any) to purchase any Ownership Interest in Receivables shall automatically be suspended (and any purchases of any Ownership Interest in Receivables shall be at the sole discretion of the Purchaser) during the period beginning upon the earlier of (1) the date of Purchaser’s receipt (or the date of Purchaser’s delivery to the Sellers, as the case may be) of a Receivable R&W Breach Notice and (2) the date upon which such Receivable R&W Breach Notice was required to be delivered by the Sellers pursuant to Section 6(a) and ending on the earlier of (A) the date the Purchaser receives a Receivable R&W Cure Notice with respect thereto and (B) the date the Sellers shall have repurchased such affected Receivable.
     Section 7. General Covenants of Sellers.
     Each of the Sellers covenants and agrees that from the date of this Agreement until the termination of this Agreement:
          (a) Information; Reporting. The Sellers shall provide the Purchaser with the financial statements, reports and other items identified on Schedule 3 (Reporting Schedule) attached to this Agreement (as the same may be amended, modified or supplemented from time to time by the Purchaser, the “Reporting Schedule”).
          (b) No Liens, Etc. Against Receivables and Trust Property. Such Seller hereby covenants that, except for the transfers hereunder and as of any date on which Ownership Interests in Receivables are purchased, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any of the Receivables or related Ancillary Rights, or any interest therein. Such Seller shall notify the Purchaser and its designees of the existence of any Lien (other than as provided above) on or Adverse Claim with respect to any Purchased Receivable or any of the other Purchased Assets immediately upon discovery thereof; and such Seller shall defend the right, title and interest of the Purchaser and its assignees in, to and under the Purchased Receivables and the other Purchased Assets against all claims of third parties claiming through or under such Seller. Such Seller shall take all actions as may be necessary to ensure that the ownership of the Purchased Receivables and the other Purchased Assets is conveyed to the Purchaser pursuant to this Agreement. In addition, such Seller shall take all actions as may be necessary to ensure that, if this Agreement were deemed to create, or does create, a security interest in any Purchased Receivables or any of the other Purchased Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such.
          (c) Prior Notice of Change of Name, Locations, etc. Such Seller shall provided the Purchaser with at least thirty (30) days advance written notice of any: (1) change of name or of any new trade name or fictitious business name of such Seller, (2) change of principal place of business of such Seller, (3) change in the location of such Seller’s books and records, (4) new location for such Seller’s books and records, or (5) changes in either Seller’s state or other jurisdiction of organization or its organizational identification number.
          (d) Keeping of Records and Books of Account. Such Seller shall maintain accurate, complete and correct documents, books, records and other information which is reasonably necessary for the collection of all Receivables arising under a Designated Servicing Agreement (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all collections of, and adjustments to, each existing Receivable).
          (e) Inspection. Such Seller shall permit the Purchaser and any authorized representatives designated by the Purchaser to visit and inspect any of the properties of such Seller or any of its subsidiaries, including their financial and accounting records (including all documents, books, records and information referred to in the foregoing Section 7(f)), and, in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and such Seller’s accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.
          (f) Taking of Necessary Actions. Such Seller shall perform all actions necessary or reasonably requested by Purchaser to sell, transfer, convey and absolutely assign the Purchased Receivables and the other Purchased Assets to the Purchaser and its assigns, including, without limitation, any necessary notifications to the MBS Trustees, such other Owner or other parties.
          (g) No Alteration of Payment Terms. Such Seller shall not, and shall not exercise any right to (whether contractual, pursuant to any Designated Servicing Agreement, any applicable law or otherwise), without the prior written consent of the Purchaser (which consent shall be at the sole and absolute discretion of the Purchaser) modify in any way the priority of payment or payment right of any Purchased Receivable as contemplated hereunder and as provided under the applicable Designated Servicing Agreements in any manner that would have a material adverse effect on the ability of the Seller to ultimately recover the related Purchased Receivables.
          (h) Sale Treatment. Such Seller will not (1) account for (including for financial accounting and tax purposes), or otherwise treat, the transactions contemplated by this Agreement in any manner other than as a sale of Ownership Interests in Receivables by such Seller to Purchaser, or (2) account for or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Ownership Interests in Receivables. In addition, each such Seller shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Person’s financial statements) the existence and nature of the transaction contemplated hereby and the interest of Purchaser in the Purchased Receivables and the other Purchased Assets, collections and proceeds with respect thereto.
          (i) Further Assurances. Promptly upon request from the Purchaser, each of the Sellers will (1) correct any material defect or error that may be discovered in this Agreement or any Purchase Document or in the execution, acknowledgment, filing or recordation thereof, and (2) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Purchaser may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the other Purchase Documents.
          (j) Compliance with Servicing Agreements. Each Seller will comply with the terms and conditions of the Servicing Agreements to which it is a party, except for where failure to so comply would not have a Material Adverse Effect and would not impair the right, title or interest of Purchaser in any Purchased Assets or impair the collectibility of any Purchased Receivables.
          (k) Post-Closing Obligations. Such Seller shall comply with each of the Post-Closing Undertakings set forth on Schedule 5 (“Post-Closing Undertakings Schedule”) attached hereto on or before the date referred to with respect to such requirement.
          (l) No Deposit Account Control Agreements. No Seller shall, with respect to any deposit account at any time maintained by a Seller or any Affiliate of a Seller to, in or through which any Advance Reimbursement Amounts are deposited or transferred, grant, execute or suffer to exist in favor of any Person a control agreement with respect to any such deposit account. Sellers acknowledge, confirm and agree that in the event of the occurrence of a Change of Control, Sellers shall advise any successor entity to any Seller of the existence of this covenant, Section 7(1), and obtain such successor entity’s agreement to be bound hereby. In the event of any Seller’s failure to comply with the foregoing sentence, without limiting Purchaser’s right to cease or suspend its obligation to purchase Receivables as contemplated herein, Purchaser shall have the right to notify such successor entity of the existence of this Section 7(1).
     Section 8. Termination Events; Purchase Suspension; Purchase Termination.
          (a) Termination Events. A “Termination Event” shall mean the occurrence or existence of any one or more of the following (for each subsection a different grace or cure period may be specified, if no grace or cure period is specified, such occurrence or existence constitutes an immediate Termination Event):
          (1) Payment. Failure of either Seller to make payment to the Purchaser of any of the Obligations when due; or
          (2) Breach of Warranty. Any representation, warranty, certification or other statement made by either Seller in this Agreement or in any statement or certificate at any time given by such Seller in writing pursuant or in connection with this Agreement is false in any material respect on the date made; or
          (3) Other Defaults Under Purchase Documents. Either Seller defaults on any obligation or covenant contained in this Agreement other than those otherwise set forth in this Section 8(a), or defaults on any obligation or covenant contained in the other Purchase Documents and such default is not remedied or waived within ten (10) days after notice from the Purchaser to the Sellers of such default; or
          (4) Merger, Consolidation or Acquisition of Seller. (A) Either Seller is merged, amalgamated or consolidated with or into, or liquidated or dissolved into, any other Person or (B) any other Person succeeds (by operation of law or otherwise) to the business of either Seller, or (C) any other Person acquires all or substantially all of the assets of either Seller, unless (in the case of any of the foregoing clauses (A), (B) and (C)) such other Person (i) is reasonably acceptable to the Purchaser and (ii) executes an assignment and assumption agreement in form and substance reasonably satisfactory to the Purchaser pursuant to which such Person assumes all of the obligations of such Seller under this Agreement and each other Purchase Document, and the Purchaser shall have received such opinions of counsel and other documentation as the Purchaser may reasonably require; or
          (5) The occurrence of a Cross-Default with respect to either Seller; or
          (6) Involuntary Bankruptcy; Appointment of Receiver, etc. (A) A court enters a decree or order for relief with respect to either Seller in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (i) an involuntary case is commenced against either Seller, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

or (ii) a receiver, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over either Seller or over all or a substantial part of their respective property, is appointed; or
          (7) Voluntary Bankruptcy; Appointment of Receiver, etc. (A) Either Seller commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) either Seller makes any assignment for the benefit of creditors; or (C) the board of directors of either Seller adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8(a)(6); or
          (8) Failure to Maintain Service Status. GMAC Mortgage (or RFC, if RFC is the Servicer on any GSE Servicing Agreement) ceases to be an approved servicer of residential mortgage Loans for Fannie Mae or Freddie Mac; or
          (9) U.S. Withholding Tax; Tax Liens, etc. Any U.S. withholding tax is imposed on payments with respect to the Receivables, or a tax, ERISA or government lien is placed on the Receivables or any property of either of the Sellers; or
          (10) Servicer Termination Events Under Designated Servicing Agreements. The occurrence of one or more Unmatured Servicer Termination Events or Servicer Termination Events under Designated Servicing Agreements included in the facility provided under this Agreement representing 5% or more (by either Loan balance or by Receivable Balance of Purchased Receivables, in each case as of the date of termination) of all Designated Servicing Agreements then included in the facility; or
          (11) Liens. Any Lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Receivables or related Ancillary Rights by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or
          (12) Dissolution. Any order, judgment or decree is entered against either Seller or any of its subsidiaries decreeing the dissolution or split up of such Seller or such subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days, but in any event not later than five (5) days prior to the date of any proposed dissolution or split up; or
          (13) Invalidity of this Agreement or other Purchase Documents. Any of this Agreement or the other Purchase Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or either Seller denies that it has any further liability under this Agreement or such other Purchase Document to which it is party, or gives notice to such effect; or

          (14) Defect in Title. The Purchaser, on behalf of itself and its assigns, does not have or ceases to have a valid and perfected ownership interest in the Purchased Assets free of all Adverse Claims, in each case, for any reason other than the failure of the Purchaser to take any action within its control; or
          (b) Suspension of Purchase Obligation. Upon the occurrence of any Incipient Termination Event or Stop Event, notwithstanding any grace period or right to cure, the Purchaser may, without notice, immediately cease purchasing and Settling the purchase of Ownership Interests in Receivables and the Purchaser’s commitments hereunder to purchase or Settle the purchase of Ownership Interests in Receivables shall be suspended.
          (c) Termination. Upon the occurrence of any Termination Event described in the foregoing subsections 8(a)(6) or 8(a)(7), this Agreement shall automatically terminate and all Obligations due Purchaser hereunder from the Sellers shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Seller, and all of the Purchaser’s commitments hereunder to purchase or Settle the purchase of Receivables shall thereupon terminate. Upon the occurrence and during the continuance of any other Termination Event, the Purchaser may, by written notice to the Sellers, declare this Agreement terminated and declare all or any portion of the Obligations (excluding amount owing under Receivables, which amounts may not be accelerated by Purchaser) due Purchaser hereunder from the Sellers to be, and the same shall forthwith become, immediately due and payable and the Purchaser’s agreements hereunder to purchase or Settle the purchase of Ownership Interests in Receivables shall thereupon terminate.
          (d) Effect of Termination. Notwithstanding the foregoing, the termination of this Agreement pursuant to this Section 8 shall not discharge any Person (other than the Purchaser) from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to any Purchased Receivable sold prior to such termination. No termination, rejection or failure to assume the executory obligations of this Agreement in any Insolvency Event or Insolvency Proceeding with respect to the Sellers or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Sellers or the Purchaser. Without limiting the foregoing, prior to termination, the failure of the Sellers to deliver computer records of Purchased Receivables or any reports regarding the Purchased Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to this Agreement render an executed sale executory.
          (e) Reserved..
     Section 9. Grant Clause.
     The parties hereto intend that the conveyance of each of the Seller’s right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from such Seller to the Purchaser. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that each of the Sellers shall be deemed to have granted, and each such Seller does hereby grant, to the Purchaser a first priority perfected security interest in all of such Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of such Seller hereunder, and the term “Ownership Interest” as used in this Agreement shall be deemed to mean and refer to such first priority perfected security interest in favor of Purchaser.
     To the extent that either of the Sellers retains any interest in the Purchased Assets, each of the Sellers hereby grants to the Purchaser a security interest in all of such Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of such Seller hereunder. With respect to such security interest, the Purchaser shall have all of the rights that it has under this Agreement. The Purchaser shall also have all of the rights of a secured creditor under the UCC.
     Each of the Sellers hereby agree that the Purchaser is irrevocably and unconditionally authorized to file UCC financing statements naming the Purchaser, for the benefit of itself and any of it assigns, as secured party and such Seller or Sellers, as the case may be, as debtor(s) with respect to such security interest and such collateral.
     Section 10. Miscellaneous.
          (a) Term. This Agreement shall commence as of the Effective Date and shall continue in full force and effect until the earlier of (1) the date which is one (1) year from the Effective Date, (2) the occurrence of any Termination Event or (3) such date as may be mutually agreed upon by the parties hereto (the earliest of any such date being the “Termination Date”).
          (b) Amendments. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by each of the Sellers and the Purchaser.
          (c) Costs and Expenses. The Sellers shall pay to Purchaser on demand all reasonable costs and expenses (including, without limitation, all reasonable fees, disbursements and other charges of counsel to the Purchaser, the allocated costs of the Purchaser’s internal legal staff and fees of accountants and other professionals retained by the Purchaser), filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of this Agreement and each other Purchase Document, each of the transactions related hereto or thereto, the Purchased Assets and the Purchased Receivables, Purchaser’s rights in the Purchased Assets, the Purchased Receivables and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (1) all costs and expenses of filing or recording (including UCC financing statement filings, taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); and (2) otherwise enforcing the provisions of this Agreement and any other Purchase Document or defending any claims made or threatened against the Purchaser arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (3) all out of pocket expenses and costs heretofore and from time to time hereafter incurred by the Purchaser during the course of periodic field examinations.
          (d) Binding Nature; Assignment. The covenants, agreements, rights and obligations contained in this Agreement shall be binding upon the successors and permitted assigns of each of the Sellers and shall inure to the benefit of the successors and permitted assigns of the Purchaser, and all persons claiming by, through or under the Purchaser; provided, that, the Sellers may not assign any of their interests or rights under this Agreement to any other Person without the prior written consent of the Purchaser (such consent being in the sole and absolute discretion of the Purchaser) and any attempted assignment without such consent shall be null and void. Notwithstanding anything to the contrary herein, the Purchaser may enter freely into participation agreements with respect to or otherwise grant participations in its Purchased Receivables and Purchased Assets to one or more Persons, and may, with the prior written consent of each of the Sellers (such consent not to be unreasonably withheld, delayed or conditioned), assign any or all of its rights, title and interests in and to the Purchased Receivables and Purchased Assets to one or more Persons.
          (e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
          (f) Severability of Provisions. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
          (g) Governing Law; Consent to Jurisdiction. This Agreement is made in the State of New York and shall be interpreted according to the laws of such State, without giving effect to the principles of conflict of laws. Each of the parties hereto agrees that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any related agreement (including any other Purchase Document) or any of their rights or obligations shall be litigated in the United States District Court for the Southern District of New York or the Supreme Court of New York, County of New York County, State of New York, and that such courts are convenient forums, and that each of the parties hereto submits to the personal jurisdiction of such courts. Each of the parties hereto hereby further consents to the service of process therein by registered or certified mail, return receipt requested, directed to such party at its address set forth hereinbelow, and each party hereto agrees that service so made shall be deemed complete five (5) days after the date of mailing.
          (h) WAIVER OF JURY TRIAL. EACH PARTY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS ARISING UNDER OR IN RELATION TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

          (i) Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, faxed, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (1) if delivered in person, when delivered; (2) if delivered by fax or telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York City time or, if not, on the next succeeding Business Day; (3) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (4) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to RFC:	Residential Funding Company, LLC
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
Attn: John Peterson
Fax/Telecopy No.: (952) 921-4230

With a copy to:	Orrick, Herrington & Sutcliffe, LLP
777 South Figueroa Street
Suite 3200
Los Angeles, California 90017
Attn: Martin Howard, Esq.
Fax/Telecopy No.: (213) 612-2499

And

Residential Capital, LLC
7501 Wisconsin Avenue
Suite 900
Bethesda, MD 20814
Attn: Hu Benton, Managing Director, VP
and Associate Counsel
Fax/Telecopy No.: (301) 664-6999

If to GMAC Mortgage:	GMAC Mortgage, LLC
c/o Residential Funding Company, LLC
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
Attn: John Peterson
Fax/Telecopy No.: (952) 921-4230

With a copy to:	Orrick, Herrington & Sutcliffe, LLP
777 South Figueroa Street
Suite 3200
Los Angeles, California 90017
Fax/Telecopy No.: (213) 612-2499

And

Residential Capital, LLC
7501 Wisconsin Avenue
Suite 900
Bethesda, MD 20814
Attn: Hu Benton, Managing Director, VP
and Associate Counsel
Fax/Telecopy No.: (301) 664-6999

If to Purchaser:	GMAC COMMERCIAL FINANCE LLC.
1290 Avenue of the Americas, 3rd Floor
New York, New York 10104
Attn: Mr. Kevin Boland
Fax/Telecopy No.: (212) 884-7189

With a copy to:	OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.
230 Park Avenue
New York, New York 10169
Attn: Richard L. Stehl, Esq.
Fax/Telecopy No.: (212) 682-6104
          (j) Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. Any counterpart hereof signed by a party against whom enforcement of this Agreement is sought shall be admissible into evidence as an original hereof to prove the contents thereof.
          (k) Survival of Representations and Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the purchase of any Purchased Receivables and any other Purchased Assets hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of each Seller and the Purchaser set forth in Sections 4, 6 and 7 (with respect to each of the Sellers) and Sections 10(c), 10(g), 10(h), 10(k) and 10(m) (with respect to each of the Sellers and the Purchaser), shall survive the purchase of the Purchased Receivables and the other Purchased Assets and the termination of this Agreement, and shall survive for so long as any Purchased Receivable or other Purchased Asset remains outstanding.

          (l) Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or future exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
          (m) Table of Contents and Headings. The Table of Contents and the headings of the various sections and subsections used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.
          (n) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.
          (o) Contract Interpretation; Joint Draftspersons. The parties hereto each hereby acknowledge and agree that this Agreement and each of the other Purchase Documents is the result of a joint work product among the parties and that the Sellers, on the one hand, and the Purchaser, on the other, shared an equal amount of responsibility in the preparation, negotiation and finalization of the terms hereof and thereof. Each party hereto hereby further acknowledges and agrees that this Agreement and each of the other Purchase Documents shall be read and interpreted according to its plain meaning and any ambiguity herein or therein shall not be construed against either Sellers, on the one hand, or Purchaser, on the other hand; it being expressly agreed by each of the parties hereto that any judicial rule of construction that a document should be more strictly construed against the draftsperson thereof shall not apply to any provision of this Agreement or to any provision of any other Purchase Document.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GMAC MORTGAGE, LLC, as a Seller
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	Chief Financial Officer

RESIDENTIAL FUNDING COMPANY, LLC, as a Seller
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	Chief Financial Officer

GMAC COMMERCIAL FINANCE LLC, as Purchaser
By:	/s/ William C. Hall, Jr.
	Name:	William C. Hall, Jr.
	Title:	President & CEO

[Signature Page for Servicer Advance Receivables Purchase and Sale Agreement]

SCHEDULE 1
SCHEDULE OF DESIGNATED SERVICING AGREEMENTS
     Dated as of                      ___, 2008
     This Schedule of Designated Servicing Agreements (the “Schedule”) is a schedule to and is hereby incorporated by this reference into a certain Servicer Advance Receivables Factoring Agreement, dated as of June 17, 2008 (the “Agreement”), by and among GMAC Mortgage, LLC, a Delaware limited liability company (together with any successors, “GMAC Mortgage”), Residential Funding Company, LLC, a Delaware limited liability company (together with any successors, “RFC”; and together with GMAC Mortgage, each a “Seller:” and collectively, the “Sellers”) and GMAC Commercial Finance LLC, a Delaware limited liability company (the “Purchaser”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.
     Sellers hereby deliver this Schedule to Purchaser to notify Purchaser that Sellers intends to request Purchaser to enter into an Assignment of Purchased Receivables, dated as of the date hereof, pursuant to which Sellers shall sell, assign, convey and transfer to the Purchaser and its assignees, without recourse, except to the extent provided in the Agreement, but subject in all respects to the terms of the Agreement, Ownership Interests in such Seller’s right, title and interest in, to and under its Receivables arising from Advances made by such Seller as Servicer and existing as of the above date of conveyance under each Designated Servicing Agreement referenced on Attachment A annexed hereto, and all of the Ancillary Rights related to such Receivables, including, without limitation, Advance Reimbursement Amounts that are deposited by such Seller into the Owner Collection Accounts identified in Attachment B annexed hereto, as Servicer, under each such Designated Servicing Agreement.

GMAC MORTGAGE, LLC
By:
Name:
Title:

RESIDENTIAL FUNDING COMPANY, LLC
By:
Name:
Title:

ATTACHMENT A
TO
SCHEDULE OF DESIGNATED SERVICING AGREEMENTS

Designated
Servicing Agreement
Seller	Date of Advance	Advance Type	Identifying Number
[RFC] [GMAC Mortgage]	[___/___/___]	[P&I] [T&I]

ATTACHMENT B
TO
SCHEDULE OF DESIGNATED SERVICING AGREEMENTS
Custodial Accounts (“Owner Collection Accounts”)
     [CUSTODIAL ACCOUNTS TO BE IDENTIFIED BY SELLER]

SCHEDULE 2
SCHEDULE OF ACCOUNTS — SELLER ACCOUNT
AND PURCHASER REMITTANCE ACCOUNT
Description Of Seller Account:
Wachovia Bank
ABA 031201467
GMAC of PA Residential P&I
Account #2100018445128
Description Of Purchaser Remittance Account:
RECEIVING BANK: Bank of America
ADDRESS: 901 Main Street
                     Dallas, Texas 75202
RECEIVING ACCOUNT: 3752004652
ABA/ROUTING: 026009593
BENEFICIARY: GMAC Commercial Finance
FINAL BENEFICIARY: GMAC Mortgage, LLC and Residential Funding Company, LLC
DETAIL OF PAYMENT: Servicer Advance Receivables Factoring Agreement, dated as of June 17, 2008, among GMAC Mortgage, LLC and Residential Funding Company, LLC, as sellers and GMAC Commercial Finance LLC, as purchaser

SCHEDULE 3
REPORTING SCHEDULE
1.	On each Business Day, for the immediately preceding Business Day, in form and substance reasonably satisfactory to Purchaser:
a.	Gross Delinquent Bank Account Balances Report;

b.	Daily Custodial P&I Account Activity Report; and

c.	Summary Assignment Report.
2.	As soon as available, but in any event, not later than the date of each month set forth in the applicable Designated Servicing Agreement on which the below referenced reports are required to be delivered, all in form and substance reasonably satisfactory to Purchaser:
a.	Investor Loan Level Trial Balance Report;

b.	Investor Prepaid Report;

c.	Loans Removed Report;

d.	Curtailment Report; and

e.	Delinquent Report.

GMAC COMMERCIAL FINANCE LLC
with
RESIDENTIAL FUNDING COMPANY, LLC
and
GMAC MORTGAGE, LLC
SERVICER ADVANCE RECEIVABLES FACTORING AGREEMENT
CLOSING CHECKLIST SCHEDULE
as of June 17, 2008
PART I: PARTIES

Purchaser

GMAC Commercial Finance LLC 1290 Avenue of the Americas, 3rd Floor New York, NY 10104	“GMAC CF”

Sellers

Residential Funding Company, LLC One Meridian Crossings Suite 100 Minneapolis, MN 55423	“RFC”

GMAC Mortgage, LLC c/o Residential Funding Company, LLC One Meridian Crossings Suite 100 Minneapolis, MN 55423	“GMACM”

Counsel to Purchaser

Otterbourg, Steindler, Houston & Rosen, P.C. 230 Park Avenue New York, New York 10169	“OSH&R”

Counsel to Sellers

Orrick, Herrington & Sutcliffe LLP 777 South Figueroa Street Suite 3200 Los Angeles, CA 90017	“Orrick”

Other Parties

GMAC LLC (as “Initial Lender” under the Senior Secured Credit Facility) 200 Renaissance Center Detroit, MI 48265	“GMAC”

Wells Fargo Bank, N.A. (as “First Priority Collateral Agent” under the Senior Secured Credit Facility) 1015 10th Avenue SE Minneapolis, MN 55414	“Wells Fargo”

Counsel to GMAC LLC

Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606	“MB”

2

PART II: FACTORING DOCUMENTATION

Responsible
	Document	Signatories	Party
A.	Factoring Agreements

1.	Servicer Advance Receivables Factoring	GMAC CF	OSH&R
	Agreement	RFC
GMACM

	Schedule 1 - Form of Schedule of Designated		Sellers
Servicing Agreements

	Attachment A to Schedule 1 - Form of		Sellers
Schedule of Designated Servicing Agreements

	Attachment B to Schedule 1 - Form of		Sellers
Schedule of Owner Collection Accounts

	Schedule 2 - Schedule of Accounts - Seller		Sellers
Account and Purchaser Remittance Account

	Schedule 3 - Reporting Schedule		GMAC CF

	Schedule 4 - Closing Document List		GMAC CF/
OSH&R

	Schedule 5 - Post-Closing Undertakings		GMAC CF

	Exhibit A - Form of Assignment of Purchased		OSH&R
Receivables

	Exhibit B - Form of Release Agreement		OSH&R

	Exhibit C - Form of Trustee Notice		OSH&R

2.	Schedule 1 - Executed Schedule of	RFC	Sellers
	Designated Servicing Agreements and	GMACM
Completed Attachments Thereto

3.	Assignment of Purchased Receivables	GMAC CF	Sellers
RFC
GMACM

4.	UCC-1 Financing Statements and addenda, by		OSH&R
and between each Seller, as debtor, and
GMAC CF, as secured party (see Exhibit A
hereto)

3

Responsible
	Document	Signatories	Party
B.	Authorization and Organization Documents		Orrick

1.	Assistant Secretary's Certificate of RFC	RFC	Orrick

	Exhibit A - Certificate of Formation		Orrick

	Exhibit B - Limited Liability Company		Orrick
Agreement

	Exhibit C - Certificate of Good Standing		Orrick

	Exhibit D - Resolutions		Orrick

2.	Assistant Secretary's Certificate of GMACM	GMACM	Orrick

	Exhibit A - Certificate of Formation		Orrick

	Exhibit B - Limited Liability Company		Orrick
Agreement

	Exhibit C - Certificate of Good Standing		Orrick

	Exhibit D - Resolutions		Orrick

C.	General

1.	UCC, federal and state tax lien, suits and		MB
judgment searches conducted against
Sellers[1]

2.	Opinion of counsel to Sellers addressed to	Orrick	Orrick
GMAC CF

Legal Opinion with respect to RFC

Legal Opinion with respect to GMACM

D.	Lien Release Documents for GMAC Senior
Secured Credit Facility

1.	Release Agreement with respect to Servicer	GMAC	Orrick (form
	Advance Receivables	Wells Fargo	provided by OSH&R)
GMAC CF
RFC
GMACM

[1]	Hard copies delivered to Purchaser.

4

Responsible
	Document	Signatories	Party
2.	UCC Amendments to reflect lien release of		OSH&R
“Purchased Receivables” under the Factoring
Agreement (see Exhibit B hereto)

E.	Lien Release Documents for 2010 Noteholders
and 2015 Noteholders

1.	Officer's Certificate with respect to UCC	Wells Fargo
Release

Exhibit A - Officer's Certificate of
Residential Capital, LLC

Exhibit B - Legal Opinions of Residential
Capital, LLC

Exhibit C - Authorized UCC Amendments

2.	UCC Amendments to reflect lien release of		OSH&R
“Purchased Receivables” under the Factoring
Agreement (see Exhibit B hereto)

5

EXHIBIT A
to
TENTATIVE DOCUMENT LIST
UCC Financing Statements

Debtor/Jurisdiction	File No.	File Date
1. Residential Funding Company, LLC

Delaware	2008 2085213	6/18/08

2. GMAC Mortgage, LLC

Delaware	2008 2085262	6/18/08

6

EXHIBIT B
to
TENTATIVE DOCUMENT LIST
UCC-3 Amendments
Secured Party: Wells Fargo Bank, N.A. (as First Priority Collateral Agent)

		Initial UCC	Initial	UCC	File
Name of Debtor	Jurisdiction	File No.	File Date	File No.	Date
Residential Funding Company, LLC	Delaware	2008 1911500	6/4/08	2008 2112512	6/19/08
GMAC Mortgage, LLC	Delaware	2008 1911518	6/4/08	2008 2112462	6/19/08
     Secured Party: Wells Fargo Bank, N.A. (as Second Priority Collateral Agent for the 2010 Noteholders)

		Initial UCC	Initial	UCC	File
Name of Debtor	Jurisdiction	File No.	File Date	File No.	Date
Residential Funding Company, LLC	Delaware	2008 1952983	6/6/08	2008 2181806	6/25/08
GMAC Mortgage, LLC	Delaware	2008 1952959	6/6/08	2008 2181893	6/25/08
     Secured Party: Wells Fargo Bank, N.A. (as Third Priority Collateral Agent for the 2015 Noteholders)

		Initial UCC	Initial	UCC	File
Name of Debtor	Jurisdiction	File No.	File Date	File No.	Date
Residential Funding Company, LLC	Delaware	2008 1954245	6/6/08	2008 2181863	6/25/08
GMAC Mortgage, LLC	Delaware	2008 1954286	6/6/08	2008 2181947	6/25/08

D-1

SCHEDULE 5
POST-CLOSING UNDERTAKINGS SCHEDULE
1. Each Seller shall, at its own expense, (i) on or prior to (x) the Effective date, in the case of the Initial Purchased Receivables, and (y) the applicable Settlement Date, in the case of any Additional Purchased Receivables, indicate in its books and records (including its computer files) that Receivables created in connection with such Designated Servicing Agreements and all Ancillary Rights related thereto have been sold to the Purchaser in accordance with this Agreement and (ii) on or prior to (x) the Effective Date, in the case of the Initial Purchased Receivables, and (y) the applicable Settlement Date, in the case of any Additional Purchased Receivables, deliver to the Purchaser an Assignment of Purchased Receivables purchased on such Settlement Date. The Seller shall have indicated in its computer files that Receivables created in connection with such Additional Purchased Receivables and all Ancillary Rights related thereto have been sold to the Purchaser. The applicable Seller and the Purchaser shall have entered into a duly executed Assignment of Purchased Receivables.
2. Within ninety (90) days after the Effective Date, Sellers will provide Purchaser with additional information identifying the Designated Servicing Agreements. In addition within 90 days, Sellers will provide, on a basis retroactive to the Effective Date, full P&I tracking on the Loan-level so that provide the Purchaser will (a) with respect to each Purchased Receivable, indicate the date the Advance related to such Receivable was made, (b) the aggregate amount of such Advance, (c) the amount of such Advance that relates to Amounts Held For Future Distribution and (d) such other information that may be reasonably required by the Purchaser from time to time. If at any time requested by Purchaser, copies of all or any of the Designated Servicing Agreements, including all parties, dates of the agreements Loan information and other pertinent information that will be matched to the identifying number shown in the Designated Servicing Agreement Schedule.

EXHIBIT A
FORM OF ASSIGNMENT OF PURCHASED RECEIVABLES
Dated as of _______ __, 200__
     Reference is hereby made to that certain Servicer Advance Receivables Factoring Agreement, dated as of June 17, 2008 (the “Agreement”), by and among GMAC Mortgage, LLC, a Delaware limited liability company (together with any successors, “GMAC Mortgage”), Residential Funding Company, LLC, a Delaware limited liability company (together with any successors, “RFC”; and together with GMAC Mortgage, each a “Seller” and collectively, the “Sellers”) and GMAC Commercial Finance LLC, a Delaware limited liability company (the “Purchaser”). All capitalized terms used herein shall have the meanings set forth in, or referred to in, the Agreement.
     By its signature below to this Assignment of Purchased Receivables (this “Assignment”), each of the Sellers hereby sells, assigns, transfers and conveys to the Purchaser and its assignees, without recourse, except to the extent set forth in the Agreement, but subject in all respects to the terms of the Agreement, Ownership Interests in such Seller’s right, title and interest in, to and under its Receivables arising from Advances made by such Seller as Servicer and existing as of the above date of conveyance under each Designated Servicing Agreement listed on Attachment A attached hereto, and all of the Ancillary Rights related to such Receivables and Purchaser hereby accepts such sale, assignment, transfer, and conveyance.
     This Assignment includes [P&I Advance Receivables,] [T&I Advance Receivables] [and] [Corporate Advance Receivables]. In computing the Purchase Price for the Ownership Interests in such Receivables sold, assigned, transferred and conveyed hereby, the Purchase Price Rate for each Advance Type shall be as follows: [___% for P&I Advances,] [___% for T&I Advances] [and] [___% for Corporate Advances].

GMAC MORTGAGE, LLC
By:
Name:
Title:

RESIDENTIAL FUNDING COMPANY, LLC
By:
Name:
Title:

GMAC COMMERCIAL FINANCE LLC
By:
Name:
Title:

ATTACHMENT A
TO
ASSIGNMENT OF PURCHASED RECEIVABLES,
DATED AS OF _______ __, 200__
     Additional Purchased Receivables:

Designated
Servicing
				Agreement		Initial
	Date of	Advance		Identifying	Advance	Ownership
Seller	Advance	Type	Loan No.	Number	Amount	Amount
[RFC] [GMAC Mortgage]	[__/__/__]	[P&I] [T&I]			$	$

GMAC LLC, as Lender Agent
200 Renaissance Center
Detroit, Michigan 48265
WELLS FARGO BANK, N.A., as First Priority Collateral Agent
625 Marquette Avenue
N9311-110
Minneapolis, Minnesota 55479
As of _____ __, 2008
GMAC Commercial Finance LLC
1290 Avenue of the Americas
Third Floor
New York, New York 10104
Residential Funding Company, LLC
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
GMAC Mortgage, LLC
1100 Virginia Drive
Fort Washington, PA 19034-3200
     Re:       Release Agreement with respect to Servicer Advance Receivables
Ladies and Gentlemen:
     GMAC Mortgage, LLC, a Delaware limited liability company (together with its successors and assigns, “GMAC Mortgage”), as a Seller, and Residential Funding Company, LLC, a Delaware limited liability company (together with its successors and assigns, “RFC”), as a Seller, and GMAC Commercial Finance, LLC, in its capacity as purchaser (together with its successors and assigns, “Purchaser”) under the Factoring Agreement (as hereinafter defined) have entered or are about to enter into a receivables factoring arrangement pursuant to which Purchaser has agreed to purchase undivided fractional (up to 100%) absolute ownership interests in the right, title and interest of GMAC Mortgage and RFC to be reimbursed for P&I Advances, T&I Advances or Corporate Advances (each as defined on Exhibit A hereto) made by GMAC Mortgage or RFC under the Designated Servicing Agreements (as defined in the Factoring Agreement) together with related rights, all upon the terms and subject to the Facility Limit and the conditions set forth in the Servicer Advance Receivables Factoring Agreement, dated as of June 17, 2008, by and among GMAC Mortgage, RFC and Purchaser (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Factoring Agreement”) and the agreements, documents and instruments executed or delivered in connection therewith (all of the foregoing, together with the Factoring Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Factoring Documents”). As used herein, the rights of GMAC Mortgage and/or RFC to be reimbursed for P&I Advances, T&I Advances and Corporate Advances, are collectively referred to as the “Servicer Advance Receivables”, and such undivided fractional (up to 100%) absolute ownership interests in Servicer Advance Receivables and the Ancillary Rights (as defined on Exhibit A hereto) relating thereto purchased by Purchaser pursuant to the Factoring Agreement are collectively referred to as the “Purchased Assets”, as further defined in Exhibit A hereto.
     GMAC Mortgage, as a Borrower, and RFC as a Borrower, GMAC LLC, a Delaware limited liability company as Lender Agent (together with its successors and assigns, “Lender Agent”), and Initial Lender, and Wells Fargo Bank, N.A., as First Priority Collateral Agent (in such capacity, together with its successors and assigns or replacement agent, “First Priority Collateral Agent”) have entered into certain financing arrangements pursuant to which GMAC may make revolving loans provided by Lender Parties (as hereinafter defined) or Lender Agent of behalf of Lender Parties, to GMAC Mortgage and RFC of up to $3,500,000,000 as set forth in the Loan Agreement, dated as of June 4, 2008, among GMAC Mortgage and RFC as Borrowers, Residential Capital, LLC, a Delaware limited liability company and certain of its affiliates as guarantors (collectively “Guarantors”), the parties thereto as lenders, indemnified parties or agents or otherwise as a Lender Party (each individually a “Lender Party” and collectively, “Lender Parties”) and Lender Agent (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments executed or delivered in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Loan Documents”), which revolving loans and other obligations thereunder are secured by a security interest in and lien upon substantially all of the assets of GMAC Mortgage and RFC, including the Servicer Advance Receivables (the “Lender Party Collateral”).
     The Loan Agreement contemplates that RFC and GMAC Mortgage may enter into a factoring arrangement acceptable to Lender Agent with respect to Servicing Advance Receivables, and RFC and GMAC Mortgage desire to enter into the factoring arrangements with Purchaser as set forth in the Factoring Agreement.
     Accordingly, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
     Section 1. Release.
          (a) Effective on the payment by Purchaser of the Purchase Price (as defined in the Factoring Agreement) for any Purchased Assets purchased by Purchaser in accordance with the terms of the Factoring Agreement including the settlement procedures provided therein or otherwise, and subject only to the provisions of Section 1(b) hereof, (i) Lender Agent and First Priority Lien Collateral Agent and the Lender Parties each hereby releases, automatically and without any further action by any party, any and all liens, security interests and any other interest or claim of Lender Agent and First Priority Lien Collateral Agent in or to such Purchased Asset pursuant to the Loan Agreement or the other Loan Documents, and (ii) Lender Agent and First

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Priority Lien Collateral Agent hereby expressly acknowledge that pursuant to the Loan Agreement or the other Loan Documents, Lender Agent and First Priority Lien Collateral Agent and any Lender Party have no interest in, and the Lender Party Collateral does not include, such Purchased Asset.
          (b) Not less than twelve (12) Business Days prior to any material amendment or modification of the Factoring Agreement or the addition of a Servicing Agreement to Schedule 1 to the Factoring Agreement, RFC and GMAC Mortgage shall deliver a copy of the related documentation to Lender Agent, together with a certificate of any officer of each thereof to the effect that, after giving effect to such amendment, modification or addition, the sale of Purchased Assets under the Factoring Agreement continues to satisfy the requirements in the Loan Agreement for a “Collateral Asset Disposition” (as such term is defined in the Loan Agreement). If Lender Agent shall notify Purchaser in writing that it questions the validity of such certification, the release provided in Section 1(a) hereof shall not be effective with respect to any Purchased Asset relating to a Servicer Advance Receivable arising more than ten (10) Business Days after the receipt of such notice unless Lender Agent shall have rescinded such notice in writing; provided, that, (i) Purchaser shall be under no obligation to continue or resume purchasing any Purchased Assets unless (A) Purchaser determines that the resumption and continued purchases of the Purchased Assets shall be effected and made in accordance with the terms and conditions of the Factoring Documents and entitled to the benefits of the release provided in Section 1(a) hereof, and (B) no “Default” or “Event of Default” (as such terms are defined in the Factoring Agreement) shall exist or have occurred and be continuing, and (ii) if either or both of RFC and GMAC Mortgage fail to deliver such certificate, such failure shall not impair or limit the release provided under Section 1(a) hereof with respect to any Purchased Asset relating to a Servicer Advance Receivable arising before Purchaser’s receipt from Lender Agent of written notice of such failure or within ten (10) Business Days thereafter, unless Lender Agent shall have rescinded such notice in writing. For purposes of this Section 1(b), the term “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, the State of California, the State of Minnesota or the Commonwealth of Pennsylvania, or is a day on which either the Purchaser is closed or banking institutions located in the State of New York, the State of California, the State of Minnesota or the Commonwealth of Pennsylvania are closed.
     Section 2. Cooperation
          (a) Subject to the terms hereof, Lender Agent and First Priority Collateral Agent hereby agree promptly to transfer and return to, or in accordance with the written direction of, Purchaser, at such account or other place as Purchaser may so instruct, any funds or other property that are received by Lender Agent or First Priority Collateral Agent that is not Lender Party Collateral but instead constitutes Purchased Assets and that are so identified in writing and in a manner reasonably satisfactory to Lender Agent and First Priority Collateral Agent by Purchaser. First Priority Collateral Agent agrees, upon the request of Lender Agent, to file such UCC amendments as Purchaser may reasonably request to evidence the partial release of the security interest and lien of First Priority Collateral Agent as provided for hereunder in any Purchased Assets. Lender Agent agrees, upon the request of Purchaser, to direct First Priority Collateral Agent to file such UCC amendments as Purchaser may reasonably request to evidence the partial release of the security interest and lien of First Priority Collateral Agent as provided for hereunder in any Purchased Assets.

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          (b) Upon and after the termination of the Factoring Agreement and the permanent and complete cessation of the purchase of ownership interests in Servicer Advance Receivables and related Ancillary Rights by Purchaser thereunder (the date upon which such termination and cessation occurs, the “Factoring Termination Date”), Purchaser agrees, upon the request of Lender Agent, to file such UCC amendments to partially release as Lender Agent may reasonably request in order to evidence that Purchaser has no interest in any Servicer Advance Receivables created after the Factoring Termination Date or in any Ancillary Rights relating thereto.
          (c) Lender Agent agrees, upon the request of Purchaser, to the extent Lender Agent is entitled to do so under the terms of the Intercreditor Agreement (as defined in the Loan Agreement) to direct either or both of Second Priority Collateral Agent (as defined in the Intercreditor Agreement) and Third Priority Collateral Agent (as defined in the Intercreditor Agreement) to transfer and return to, or in accordance with the written direction of, Purchaser, at such account or other place as Purchaser may so instruct, any funds or other property that are received by either or both of Second Priority Collateral Agent and Third Priority Collateral Agent that constitutes Purchased Assets and that are so identified in writing by Purchaser and in a manner reasonably satisfactory to Lender Agent.
     Section 3. Representations. Each of the parties hereto represents and warrants to the other parties that (a) its execution, delivery and performance of this letter agreement has been duly authorized by all necessary corporate proceedings and are within the scope of its authority as agent and binding upon the parties for whom it is acting as agent, (b) the execution, delivery and performance by it of this letter agreement is within its corporate powers and does not conflict with its charter, by-laws or operating agreement or with any law, rule, regulation, writ or order binding upon it or its properties, and (c) this letter agreement constitutes its legally valid and enforceable obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
     Section 4. Notices. All notices required to be given hereunder shall be given by telephone promptly confirmed in writing by facsimile, and shall be effective when received at the address set forth on the signature pages hereof. Any party may change its address for notice by written notice to the other parties hereto.
     Section 5. Miscellaneous.
          (a) Amendments, Etc. No amendment or waiver of any provision of this letter agreement, nor consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and, in the case of a waiver, shall be effective only in the specific instance and for the specific purpose for which given.
          (b) Successors and Assigns. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for shall include a debtor-in-possession or trustee of such party. Purchaser, Lender Agent and First Priority Collateral Agent agree that Purchaser’s interest in the Factoring Documents and Lender Agent’s, First Priority Collateral Agent’s or any Lender

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Party’s interest in the Loan Documents may not be transferred unless such transferee has been notified of the existence of this letter agreement and has agreed to be bound hereby.
          (c) Binding Effect. This letter agreement shall become effective when it shall have been executed and delivered by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of the parties, the parties for whom Purchaser, Lender Agent and First Priority Collateral Agent, respectively, acts as agent and each of their respective successors and assigns and no other Person shall have any rights hereunder.
          (d) Insolvency. This letter agreement shall be applicable both before and after the filing of any petition by or against GMAC Mortgage or RFC under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof with respect to Purchased Assets for which the Purchase Price has been paid in accordance with the Factoring Agreement (including the settlement procedures provided therein) or has otherwise been paid prior to the filing of such petition, and all references herein to GMAC Mortgage and RFC shall be deemed to apply to a trustee for GMAC Mortgage or RFC, as the case may be, and GMAC Mortgage or RFC as debtor in possession, as the case may be. The relative rights of Purchaser and Lender Agent and First Priority Collateral Agent and in or to any distributions from or in respect of any such Purchased Assets or any Lender Party Collateral or proceeds of such Purchased Assets or Lender Party Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, GMAC Mortgage or RFC, as the case may be, as debtor in possession or by any trustee appointed in the case.
          (e) Relative Rights. Purchaser shall be entitled to rely on the power and authority of Lender Agent and First Priority Collateral Agent to act on behalf of Lender Parties.
          (f) Governing Law; Consent to Jurisdiction. This letter agreement is made in the State of New York and shall be interpreted according to the laws of such State, without giving effect to the principles of conflict of laws. Each of the parties hereto agrees that all actions and proceedings arising out of or relating directly or indirectly to this letter agreement or any related agreement (including any other Purchase Document) or any of their rights or obligations may be litigated in the United States District Court for the Southern District of New York or the Supreme Court of New York, County of New York County, State of New York, and that such courts are convenient forums, and that each of the parties hereto submits to the personal jurisdiction of such courts.
          (g) Execution in Counterparts. This letter agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this letter agreement.
          (h) WAVER OF JURY TRIAL. EACH PARTY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS ARISING UNDER OR IN RELATION TO THIS LETTER AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
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     IN WITNESS WHEREOF, the parties have caused this letter agreement to be executed by their respective officers thereunto duly authorized, as of the date fist above written.

GMAC LLC, as Lender Agent
By:
Name:
Title:

Address:	GMAC LLC
200 Renaissance Center
Detroit, Michigan 48265
Attention:	David Walker, Group VP & Treasurer
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WELLS FARGO BANK, N.A., in its capacity as First Priority Collateral Agent for the First Priority Secured Parties
By:
Name:
Title:

Address:	625 Marquette Avenue
N9311-110
Minneapolis, Minnesota 55479
Attention:	Nicholas D. Tally – Specialized
Products Group
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Agreed as of the date first above written:

GMAC COMMERCIAL FINANCE LLC

By:
Name:
Title:

Address:	GMAC Commercial Finance LLC
1290 Avenue of the Americas
Third Floor
New York, NY 10104
Attention:
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Acknowledged and Agreed
as of the date first above written:
RESIDENTIAL FUNDING COMPANY, LLC

By:
Name:
Title:

Address:	Residential Funding Company LLC
One Meridian Crossings, Suite 100
Minneapolis, MN 55423
Attention:
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GMAC MORTGAGE, LLC

By:
Name:
Title:

Address:	GMAC Mortgage, LLC
1100 Virginia Drive
Fort Washington, PA 19034-3200
Attention:

EXHIBIT A
TO
RELEASE AGREEMENT WITH RESPECT TO
SERVICER ADVANCE RECEIVABLES
Description of Purchased Assets
          (A) As of the Effective Date, Ownership Interests, each with an Ownership Percentage calculated as provided in the Factoring Agreement, in all of GMAC Mortgage’s and RFC’s (each individually a “Seller and collectively, “Sellers”) right, title and interest, whether now owned or hereafter acquired, in, to and under its Receivables existing as of the Effective Date with respect to all Advances made by such Seller as Servicer under the Designated Servicing Agreements identified on Attachment A to Schedule 1 to the Factoring Agreement (such Ownership Interests described in this clause (A), the “Initial Purchased Receivables”);
          (B) Ownership Interests, each with an Ownership Percentage calculated as provided in the Factoring Agreement, in all of each Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under its Receivables existing as of each Settlement Date after the Effective Date with respect to any Advances made by such Seller as Servicer under any Designated Servicing Agreement, to the extent (but only to the extent) such Ownership Interests have not previously been the subject of purchase and Settlement under the Factoring Agreement and are identified on the Assignment of Purchased Receivables delivered by such Seller to the Purchaser on the applicable Settlement Date (such Ownership Interests in the Receivables described in this clause (B), the “Additional Purchased Receivables” and, together with the Initial Purchased Receivables, the “Purchased Receivables”); and
          (C) all monies due or to become due and all amounts received or receivable with respect to the Purchased Receivables, and all proceeds (including “proceeds” as defined in the UCC) thereof, together with all rights of such Seller to enforce such rights to reimbursement constituting such Purchased Receivables, including, without limitation, the rights to access and use all books and records related to the Purchased Receivables (all of the foregoing monies and amounts, proceeds, and rights to enforce, collectively, the “Ancillary Rights” and, together with the Purchased Receivables, collectively, the “Purchased Assets”).
     As used in this Exhibit A, the following terms shall have the following meanings (Capitalized terms used in this Exhibit A that are not otherwise defined herein, shall have the meanings assigned to such terms in the Release Agreement to which this Exhibit A is attached):
     “Advance” means any P&I Advance, T&I Advance or Corporate Advance, or any other advance type or advance types that may be specified from time to time in an amendment in accordance with the terms of the Factoring Agreement.
     “Amounts Held For Future Distribution” means, with respect to an MBS Servicing Agreement, amounts representing early receipt of scheduled payments of principal and interest on a Loan which pursuant to such MBS Servicing Agreement are amounts held on deposit in the applicable MBS Trust Collection Account for distribution to the MBS Trustee in a future month but which amounts may be remitted by the Servicer to the MBS Trustee earlier as part of such Servicer’s monthly P&I Advances.
     “Assignment of Purchased Receivables” means an Assignment of Purchased Receivables, substantially in the form of Exhibit A attached to the Factoring Agreement, by and between a Seller and the Purchaser, delivered in accordance with Section 2 of the Factoring Agreement.
     “Corporate Advance” means, collectively, (a) an advance (other than those described in clause (b) below) made by a Seller as Servicer pursuant to a Designated Servicing Agreement to inspect, protect, preserve or repair properties that secure a defaulted Loan or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by such Seller as Servicer in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving the related Obligors on such defaulted Loan, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by such Loan on the related property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action, (b) an advance made by a Seller as Servicer pursuant to a Designated Servicing Agreement to foreclose or undertake similar action with respect to a Loan, and (c) any other out of pocket expenses incurred by a Seller as Servicer pursuant to a Designated Servicing Agreement (including, for example, costs and expenses incurred in loss mitigation efforts and in processing assumptions of Loans in the ordinary course of business to maintain or maximize the value of such Loan or the related Mortgaged Property).
     “Designated Servicing Agreements” means, collectively, each of the Servicing Agreements identified by unique identifying numbers on Schedule 1 to the Factoring Agreement, as such Schedule may be supplemented or amended from time to time in accordance with the terms and conditions under the Factoring Agreement, subject to the provisions of Section 2 of the Factoring Agreement. If a Seller is a subservicer pursuant to and as permitted by the terms of any Service Agreement listed on Schedule 1 to the Factoring Agreement, as such Schedule may be supplemented or amended from time to time in accordance with the terms and conditions under the Factoring Agreement, under which the other Seller is the master servicer, the term “Designated Servicing Agreements” also includes the Servicing Agreement pursuant to which such Seller acts in the capacity as subservicer.
     “Effective Date” means the date the Factoring Agreement is executed by each of the parties thereto and on which all of the conditions precedent set forth in Section 3 of the Factoring are satisfied.
     “GSE” means the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan and Mortgage Corporation, and their respective successors (“government sponsored enterprises”).
     “Loan” means any home equity loan, home equity line of credit, manufactured housing contract or other mortgage loan or installment sales contract or similar asset serviced by the Servicer pursuant to a Designated Servicing Agreement.
     “MBS Loan” means a Loan serviced by a Servicer under a MBS Servicing Agreement.

     “MBS Servicing Agreement” means a Servicing Agreement under which a Servicer services Loans on behalf of an MBS Trustee, which Loans underlie or secure one or more issues of asset-backed securities.
     “MBS Trust” means any of the bankruptcy-remote trusts or trust estates in which the Loans being serviced by a Servicer pursuant to the Designated Servicing Agreements that are MBS Servicing Agreements, are held by the related MBS Trustee.
     “MBS Trust Collection Account” means, collectively, any account(s) into which a Servicer is required to deposit collections on MBS Loans, pending remittance of such collections to the related MBS Trust, pursuant to the related MBS Servicing Agreement.
     “MBS Trustee” means a trustee or indenture trustee for an MBS Trust (not including a GSE).
     “Mortgaged Property” means the real property securing a Loan.
     “Obligor” means any Person who owes or may be liable for payments under a Loan.
     “Owner” means (a) any MBS Trust or (b) any owner of a Loan being serviced by a Servicer pursuant to a Designated Servicing Agreement, other than a Person described in clause (a).
     “Ownership Interest” means an undivided fractional absolute ownership interest in a Receivable and related Ancillary Rights sold to and purchased by Purchaser under the Factoring Agreement. If the Ownership Percentage is 100% with respect to any such Receivables and related Ancillary Rights, the term “Ownership Interest” means full absolute ownership of such Receivables and related Ancillary Rights.
     “Ownership Percentage” means, with respect to one or more Receivables and related Ancillary Rights with respect to which Purchaser has purchased an Ownership Interest under the Factoring Agreement, 100% or such lesser percentage ownership that the undivided fractional interest comprising the Ownership Interest represents with respect to a Receivable and related Ancillary Rights, determined as provided in Section 2(a)(2) of the Factoring Agreement.
     “P&I Advance” means any advance made by a Seller as a Servicer pursuant to any Designated Servicing Agreement, of delinquent interest and/or principal that have not been timely paid by Obligors, including, in any case where the Servicer uses any Amounts Held for Future Distribution on deposit in a related MBS Trust Collection Account to make such disbursement in accordance with the related Designated Servicing Agreement in lieu of making a P & I Advance with its own funds, the rights to be reimbursed for amounts subsequently deposited by the Servicer into such MBS Trust Collection Account from its own funds in order to reimburse such MBS Trust Collection Account for such Amounts Held for Future Distribution so used to make such P&I Advance.
     “Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, bank, savings and loan institution or other entity of a similar nature.

     “Receivable” means the contractual right to reimbursement pursuant to the terms of a Designated Servicing Agreement for an Advance made by a Seller as Servicer pursuant to such Designated Servicing Agreement, which Advance has not previously been reimbursed, and including all rights of the Servicer to enforce payment of such obligation under the Designated Servicing Agreement and otherwise.
     “Servicer” means either GMAC Mortgage or RFC, as the case may be, in its capacity as servicer or subservicer of Loans for and on behalf of an Owner under any particular Designated Servicing Agreement. In the case of a Designated Servicing Agreement under which GMAC Mortgage is a subservicer and RFC is the servicer, the term “Servicer” shall mean and include GMAC Mortgage and RFC, individually and collectively.
     “Servicing Agreement” means any pooling and servicing agreement, sale and servicing agreement, servicing agreement, subservicing agreement or similar agreement pursuant to which a Servicer is servicing Loans for and on behalf of an MBS Trust or other Owner, each as amended, modified or supplemented from time to time. In the case of a subservicing agreement (however denominated) under which GMAC Mortgage is the subservicer and with respect to which RFC is the servicer under the related master servicing agreement (however denominated), the term “related Servicing Agreement”, or words of similar import, shall mean and include such subservicing agreement and also such related master servicing agreement.
     “Settle” and, with correlative meanings, the terms “Settled” and “Settlement” means the process of completing the purchase and payment for Purchased Receivables and related Ancillary Rights on the Effective Date and on any subsequent Settlement Date in accordance with the Factoring Agreement.
     “Settlement Date” means (a) with respect to the Initial Purchased Receivables, the Effective Date and (b) after the Effective Date, with respect to any Additional Purchased Receivables, the date on which the sale and purchase of such Additional Purchased Receivable is Settled pursuant to the terms of the Factoring Agreement.
     “T&I Advance” means an advance made by a Seller as Servicer with respect to a Loan pursuant to such Servicer’s obligation to do so under the applicable Designated Servicing Agreement, of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, which were not timely paid by the related Obligor under the terms of the related Loan.
     “UCC” means the Uniform Commercial Code, as in effect in the State of New York.

EXHIBIT C
FORM OF NOTICE OF ASSIGNMENT OF REIMBURSEMENT RIGHTS

[GMAC MORTGAGE, LLC]
[RESIDENTIAL FUNDING COMPANY, LLC]
[DATE]
[TRUSTEE]
[OWNER]
[BOND INSURER]
NOTICE OF ASSIGNMENT OF REIMBURSEMENT RIGHTS
     This is intended as notification, as contemplated by UCC § 9-404(a)(2), that [GMAC Mortgage, LLC (“GMACM”)] [Residential Funding Company, LLC (“RFC”)] has sold, assigned, transferred and conveyed to GMAC COMMERCIAL FINANCE LLC present and future rights to reimbursement for certain servicer advances, including, but not limited to, advances for any applicable monthly principal and/or interest, taxes and insurance, home equity lines of credit craws, and foreclosure and liquidation and related expenses or undivided fractional ownership interests in such servicer advances (the “Advance Reimbursement Rights”) made by [GMACM][RFC] as [Servicer][Master Servicer] of mortgage loans in any pool that is subject to the servicing agreement(s) described on the attached Schedule 1 (the “Servicing Agreement(s)”).
     [GMACM][RFC] hereby notifies you, that amounts payable in respect of such Advance Reimbursement Rights (“Reimbursement Amounts”) shall be allocated to outstanding [Advances] on a “first-in, first-out” (FIFO) basis, such that Reimbursement Amounts received under each Servicing Agreement with respect to any particular mortgage loan and attributable to any type of advance shall first be applied to reimburse any specific advance of that same type that was made with respect to that mortgage loan that was disbursed earliest in time, and to reimburse last any advance of that same type that was made with respect to that mortgage loan last in time. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in each Servicing Agreement.

Sincerely yours,
[GMAC MORTGAGE, LLC]
[RESIDENTIAL FUNDING COMPANY, LLC]

By:

Name:

Title:

SCHEDULE 1
TO
NOTICE OF ASSIGNMENT OF REIMBURSEMENT RIGHTS
LIST OF APPLICABLE SERVICING AGREEMENTS